UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__)
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Cypress Bioscience, Inc.
(Name of Registrant as Specified In Its Charter)

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PROPOSAL 1
THE BOARD OF DIRECTORS RECOMMENDS
INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*
PROPOSAL 2
Proposal 3
The Board Of Directors Recommends
THE BOARD OF DIRECTORS RECOMMENDS
PROPOSAL 4
THE BOARD OF DIRECTORS RECOMMENDS
SECURITY OWNERSHIP OF
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
CERTAIN TRANSACTIONS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
Appendix

CYPRESS BIOSCIENCE, INC.
4350 EXECUTIVE DRIVE, SUITE 325
SAN DIEGO, CA 92121
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 15, 2009
TO THE STOCKHOLDERS OF CYPRESS BIOSCIENCE, INC.:
     You are cordially invited to attend the Annual Meeting of Stockholders of Cypress Bioscience, Inc., a Delaware corporation (the “Company”). The meeting will be held on Monday, June 15, 2009 at 8:30 a.m. local time at our principal executive offices, 4350 Executive Drive, Suite 325, San Diego, California 92121 for the following purposes:
1.	To elect the Board of Directors’ nominees, Jay Kranzler, Perry Molinoff and Daniel Petree, to hold office until the 2012 Annual Meeting of Stockholders.

2.	To approve an amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of common stock from 60,000,000 to 90,000,000 shares.

3.	To approve the Company’s 2009 Equity Incentive Plan.

4.	To ratify the selection of Ernst & Young LLP by the Audit Committee of the Company’s Board of Directors as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2009.

5.	To conduct any other business properly brought before the meeting.
     These items of business are more fully described in the Proxy Statement accompanying this Notice.
     Our Board of Directors has fixed the close of business on April 24, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.
By Order of the Board of Directors
/s/ Denise L. Wheeler
Denise L. Wheeler
General Counsel
San Diego, California
May 5, 2009

     You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote by proxy pursuant to the instructions set forth herein as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

CYPRESS BIOSCIENCE, INC.
4350 EXECUTIVE DRIVE, SUITE 325
SAN DIEGO, CA 92121
PROXY STATEMENT
FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS
JUNE 15, 2009
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
     We have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (sometimes referred to as the “Board”) of Cypress Bioscience, Inc. (sometimes referred to as the “Company” or “Cypress”) is soliciting your proxy to vote at the 2009 Annual Meeting of Stockholders (the “Annual Meeting”), including any adjournments or postponements of the meeting. Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending the Notice to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
     We intend to mail the Notice on or about May 5, 2009 to all stockholders of record entitled to vote at the annual meeting.
How do I attend the Annual Meeting?
     The meeting will be held on Monday, June 15, 2009 at 8:30 a.m. local time at the Company’s principal executive offices located at 4350 Executive Drive, Suite 325, San Diego, California 92121. Directions to the Annual Meeting may be found at www.cypressbio.com. Information on how to vote in person at the Annual Meeting is discussed below.
Who can vote at the Annual Meeting?
     Only stockholders of record at the close of business on April 24, 2009 will be entitled to vote at the Annual Meeting. On this record date, there were 38,058,754 shares of common stock outstanding and entitled to vote.
     Stockholder of Record: Shares Registered in Your Name
     If on April 24, 2009, your shares were registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy as instructed below to ensure your vote is counted.
     Beneficial Owner: Shares Registered in the Name of a Broker or Bank
     If on April 24, 2009, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

1.

What am I voting on?
     There are four matters scheduled for a vote:
•	Election of the Board of Directors’ nominees, Jay Kranzler, Perry Molinoff and Dan Petree, to hold office until the 2012 Annual Meeting of Stockholders;

•	Approval of the proposed amendment to the Company’s Second Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 60,000,000 to 90,000,000 shares;

•	Approval of the Company’s 2009 Equity Incentive Plan; and

•	Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.
What if another matter is properly brought before the Annual Meeting?
     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.
How do I vote?
     You may either vote “For” the Board of Directors’ three nominees to the Board of Directors or you may “Withhold” your vote for the nominees. For the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:
                Stockholder of Record: Shares Registered in Your Name
     If you are a stockholder of record, you may vote in person at the Annual Meeting, or vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request pursuant to the instructions set forth in the Notice. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.
•	To vote in person, come to the Annual Meeting, where a ballot will be made available to you.

•	To vote over the telephone, dial toll-free 1-800-454-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m Eastern Time on June 14, 2009 to be counted.

•	To vote through the internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m Eastern Time on June 14, 2009 to be counted.

•	To vote using a proxy card, you can request a set of proxy materials from the Company pursuant to he instruction set forth in the Notice and then simply complete, sign and date the proxy card included in such materials. You can return the proxy card in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

2.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
     If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from Cypress. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with the Notice and/or proxy materials, or contact your broker or bank to request a proxy form.
How many votes do I have?
     On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on April 24, 2009.
What if I return a proxy card or otherwise vote by proxy but do not make specific choices?
     If you return a signed and dated proxy card or otherwise vote without marking any voting selections, your shares will be voted, as applicable, “For” the election of all three of the Board of Directors’ nominees for director, “For” the amendment of the Company’s Second Amended and Restated Certificate of Incorporation, “For” the approval of the Company’s 2009 Equity Incentive Plan and “For” ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009. If any other matter is properly presented at the meeting, your proxy will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
     We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. In addition, we may use the services of Okapi Partners LLC as a proxy solicitor and in the event we do so, expect to pay between $10,000 and $20,000 for such services. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
     If you receive more than one Notice, your shares are registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
     Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a written notice that you are revoking your proxy to our Secretary at 4350 Executive Drive, Suite 325, San Diego, CA 92121.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
     Your most current proxy card or telephone or internet proxy is the one that is counted.

3.

     If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
How are votes counted?
     Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of the Board of Directors’ nominees for director, “Against” votes, abstentions and broker non-votes. Because abstentions will be included in tabulations of the votes entitled to vote for purposes of determining whether a proposal has been approved, abstentions will have the same effect as “Against” votes. With the exception of Proposal 2, broker non-votes, as described below, have no effect and will not be counted towards the vote total for any proposal. For Proposal 2, broker non-votes will have the same effect as ‘Against” votes.
What are “broker non-votes”?
     Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange (“NYSE”), “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of shareholders, such as mergers or shareholder proposals.
How many votes are needed to approve each proposal?
•	For Proposal 1, the election of the Board of Directors’ three nominees for director to hold office until the 2012 Annual Meeting of Stockholders, the nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•	To be approved, Proposal 2 to amend the Company’s Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 60,000,000 to 90,000,000 shares must receive “For” votes from the holders of a majority of the outstanding shares either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as “Against” votes.

•	To be approved, Proposal 3 to approve the Company’s 2009 Equity Incentive Plan must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•	To be approved, Proposal 4, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009, must receive a “For” vote from the majority of shares present either in person or by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
What is the quorum requirement?
     A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by stockholders present at the Annual Meeting or by proxy. On the record date, there were 38,058,754 shares of common stock outstanding and entitled to vote. Thus the holders of 19,029,378 shares of common stock must be present in person or represented by proxy at the Annual Meeting to have a quorum.

4.

     Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the Annual Meeting or a majority of the votes present may adjourn the Annual Meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
     Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2009.
When are stockholder proposals due for next year’s annual meeting?
     To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by the close of business on January 5, 2010 to our Secretary at 4350 Executive Drive, Suite 325, San Diego, CA 92121. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so no later than the close of business on March 17, 2010 and no earlier than February 15, 2010. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

5.

PROPOSAL 1
ELECTION OF DIRECTORS
     The Company’s Board of Directors is divided into three classes, with each class having a three-year term. Vacancies on the Company’s Board of Directors may be filled only by persons elected by a majority of the Company’s remaining directors. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified. Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by Cypress. Each person nominated by the Board of Directors below for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.
     As of the date of this meeting, the number of directors is set at eight and the Company’s Board of Directors is presently composed of the following eight members: Roger L. Hawley, Amir Kalali, Tina S. Nova, Jon W. McGarity, Jean-Pierre Millon, Jay D. Kranzler, Perry Molinoff and Daniel H. Petree. Dr. Kalali. Each of the Board of Directors’ three nominees listed below is currently a director of the Company who was previously elected by the stockholders and has been recommended for re-election to the Board by the Nominating and Corporate Governance Committee. If elected at the Annual Meeting, these three nominees would serve until the 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting. Because the Annual Meeting of Stockholders for 2008 was not on the same day as a Board meeting, none of Cypress’ directors attended the Annual Meeting of Stockholders for 2008.
     Set forth below is biographical information for the Board of Directors’ three nominees for director and each director whose term of office will continue after the Annual Meeting.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.
NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2012 ANNUAL MEETING
Jay D. Kranzler
     Jay D. Kranzler, age 51, was appointed as the Company’s Chief Executive Officer and Vice-Chairman in December 1995. In April 1998, Dr. Kranzler was appointed as Chairman of the Board. From January 1989 until August 1995, Dr. Kranzler served as President, Chief Executive Officer and a director of Cytel Corporation, a publicly held biotechnology company. Dr. Kranzler is currently a lecturer at The Rady School of Business of the University of California-San Diego, where he serves as Executive in Residence. Before joining Cytel, from 1985 to January 1989, Dr. Kranzler was employed by McKinsey & Company, a management-consulting firm, as a consultant specializing in the pharmaceutical industry. Dr. Kranzler has an M.D. with a concentration in psychiatry and a Ph.D. in pharmacology from Yale University. He graduated summa cum laude from Yeshiva University.
Perry Molinoff
     Perry Molinoff, M.D., Ph.D., age 68, has served as a director since September 2004. Dr. Molinoff is a neuropharmacologist with an M.D. from Harvard. He holds a faculty position in the Department of Pharmacology and was the A.N. Richards Professor of Pharmacology at the University of Pennsylvania and from November 2003 to July 2006 was the Vice Provost for Research at the University of Pennsylvania. He is also an Adjunct Professor of Physiology and Neuroscience at the Medical University of South Carolina, Charleston, SC. In addition to his faculty appointments, from January 1995 until March 2001, Dr. Molinoff was the Vice President – Neuroscience and

6.

Genitourinary Drug Discovery at Bristol-Myers Squibb Pharmaceutical Research Institute, where he was responsible for implementing and directing the Institute’s research efforts in multiple therapeutic areas. From September 2001 until November 2003, Dr. Molinoff served as Executive Vice President of Research and Development at Palatin Technologies, where he was responsible for all basic, preclinical and clinical research. Dr. Molinoff has been a member of the Board of Directors of Palatin Technologies since November 2001. He is a member of multiple editorial advisory boards for scientific and educational journals and has authored or edited 6 books including Basic Neurochemistry and Goodman and Gilman’s text, The Pharmacological Basis of Therapeutics, as well as over 225 manuscripts.
Daniel H. Petree
     Daniel H. Petree, age 53, has served as a director since June 2004. Mr. Petree is a founder and member of P2 Partners, LLC, a boutique investment bank specializing in life sciences companies, which he co-founded in 2000. From 1998 to 1999, Mr. Petree was the President and Chief Operating Officer of Axys Pharmaceuticals, a structure-based drug design company based in South San Francisco. From 1993 to 1998, he also held successive positions at Axys (and its predecessor, Arris Pharmaceuticals) as Executive Vice President of Business Development and Chief Financial Officer. From 1992 to 1993, Mr. Petree was Vice President of Business Development at TSI Corporation, a clinical research organization in Worcester, MA. Mr. Petree’s operating management experience was preceded by five years in investment banking at Montgomery Securities. Mr. Petree is also a member of the Board of Directors of Lpath, Inc., a public-traded biotechnology company. He also practiced as a corporate and securities lawyer with Heller, Ehrman, White & McAuliffe in Palo Alto, CA.
DIRECTORS CONTINUING IN OFFICE UNTIL THE 2010 ANNUAL MEETING
Roger L. Hawley
     Roger L. Hawley, age 56, has served as a director since April 26, 2007. Since February 2006, Mr. Hawley has served as chief executive officer and a director of Zogenix, Inc., a privately-held specialty pharmaceutical company. From 2003 until January 2006, Mr. Hawley served as executive vice president, commercial and technical operations of InterMune, Inc, a publicly-held biopharmaceutical company. From 2002 to 2003, Mr. Hawley served as chief commercial officer at Prometheus Laboratories, Inc., a specialty pharmaceutical company. From 2001 to 2002, Mr. Hawley served as vice president/general manager of sales and marketing at Elan Pharmaceuticals, Inc., a publicly-held biopharmaceutical company. From 1987 to 2001, Mr. Hawley held various management positions in corporate finance, sales, and marketing at GlaxoSmithKline, Inc. Prior to joining GlaxoSmithKline, Mr. Hawley spent 12 years in financial management with Marathon Oil Company. Mr. Hawley also serves as a director of Targeted Genetics Corporation, a publicly-traded clinical-stage biotechnology company. Mr. Hawley holds a B.S. in accounting from Eastern Illinois University.
Tina S. Nova
     Tina S. Nova, Ph.D., age 55, has served as a director since April 26, 2007. Dr. Nova is a co-founder of Genoptix, Inc., a provider of personalized medicine services, and has served as its President and Chief Executive Officer and as a member of its board of directors since March 2000. Dr. Nova was a co-founder of Nanogen, Inc., a provider of molecular diagnostic tests, where she served as Chief Operating Officer and President from 1994 to January 2000. From 1992 to 1994, Dr. Nova served as Chief Operating Officer of Selective Genetics, a targeted therapy, biotechnology company. From 1988 to 1992, Dr. Nova held various director-level positions with Ligand Pharmaceuticals Incorporated, a drug discovery and development company, most recently serving as Executive Director of New Leads Discovery. Dr. Nova has also held various research and management positions with Hybritech, Inc., a former subsidiary of Eli Lilly & Company, a pharmaceutical company. Dr. Nova is a former life science sector representative to the Independent Citizen’s Oversight Committee overseeing the implementation of the California stem cell initiative, Proposition 71. Dr. Nova also serves on the board of directors of Arena Pharmaceuticals, Inc., a publicly traded clinical-stage biopharmaceutical company. Dr. Nova holds a B.S. in Biological Sciences from the University of California, Irvine and a Ph.D. in Biochemistry from the University of California, Riverside.

7.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2011 ANNUAL MEETING
Jon W. McGarity
     Jon W. McGarity, age 67, has served as a director since March 2004. Mr. McGarity is the President and Chief Executive Officer of EthiX Associates, which he founded in 1996 and which is a company that provides executive consulting services in pharmaceutical/biotech/healthcare business planning, strategy and development. In addition, Mr. McGarity is the President & CEO of GenBioPro, Inc., a specialty biopharmaceutical company. Prior to establishing EthiX Associates, Mr. McGarity was the Vice Chairman, President and Chief Operating Officer of Pharmaceutical Marketing Services, Inc., which provided marketing and information services to the global pharmaceutical/healthcare industry. From February 2007 until March 2008, Mr. McGarity was the President and Chief Executive Officer of Insys Therapeutics, Inc., a privately held specialty pharmaceutical company. Mr. McGarity is the immediate past President and Chief Executive Officer of the Arizona BioIndustry Association. He is also a member of the Board of the Global Advisory Council at Thunderbird, The Garvin School of International Management and serves on the Board of Directors of the Arizona BioIndustry Association, the Board of Directors of the Arizona Technology Council, the Masters Level Computational Biosciences Degree Program and the Technopolis Program at Arizona State University.
Jean-Pierre Millon
     Jean-Pierre Millon, age 58, has served as a director since March 2004 and the Company’s lead director since April 2006. Mr. Millon is a Board member of the following companies, CVS/Caremark Corp., a pharmacy services company and INFUSYSTEM HOLDINGS, a healthcare company involved in infusion therapy. Mr. Millon joined the CVS/Caremark Board in March 2007 as a result of the acquisition of Caremark Rx by CVS, which had previously been acquired in March 2004 by Advance PCS. Mr. Millon joined PCS Health Systems, Inc. in 1995, where he served as its President and Chief Executive Officer from June 1996 to September 2000. Prior to joining PCS Health Systems, Mr. Millon served as an executive and held several leadership positions with Eli Lilly and Company, the former parent company of PCS Health Systems, Inc.
Amir Kalali
     Dr. Kalali is currently Vice President, Medical and Scientific Services, and Global Therapeutic Team Leader CNS, at Quintiles Inc., focusing on developing novel compounds for the treatment of disorders of the central nervous system. He is globally responsible for the medical and scientific aspects of development programs in psychiatry and neurology. He is also Professor of Psychiatry at University of California San Diego. He was the Founding Chairman of the Executive Committee of the International Society for CNS Drug Development (ISCDD), and currently the Executive Secretary. Dr. Kalali received his M.D. from the University of London, United Kingdom. He completed his psychiatry training at University College and Middlesex School of Medicine, London University. Dr. Kalali has been an academic investigator in over 70 psychopharmacological clinical trials and at Quintiles has had medical and scientific responsibility for over 150 clinical trials. Dr. Kalali regularly presents at national and international scientific meetings, and lectures frequently on psychopharmacological and drug development topics. Dr. Kalali is the Editor of the journal Psychiatry, and is on the editorial board of several other journals. He has published widely in journals such as the Archives of General Psychiatry, The American Journal of Psychiatry, and the British Journal of Psychiatry. Dr. Kalali is an active member of the Scientific Advisory Boards of many pharmaceutical companies and sits on the Board of Directors of the Neuroscience Education Institute and Tikvah Therapeutics. In 2005 and 2006 PharmaVOICE magazine named Dr. Kalali as one its 100 most inspiring leaders in the life sciences.
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
INDEPENDENCE OF THE BOARD OF DIRECTORS
     As required under The NASDAQ Stock Market, LLC (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board of Directors consults with the Company’s legal counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.

8.

     Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and Cypress, its senior management and its independent registered public accounting firm, the Board of Directors affirmatively has determined that all of the Company’s existing directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Dr. Kranzler, the Company’s Chief Executive Officer, who is not an independent director by virtue of his employment with Cypress.
INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES
MEETINGS OF THE BOARD OF DIRECTORS
     The Board of Directors met seven times either in person or by conference call during the last fiscal year. All directors attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were directors or committee members, respectively, except that Amir Kalali, M.D., missed four Compensation Committee meetings and thus attended 69% of the aggregate of the meetings of the Board and committees on which he served during 2008.
     As required under applicable Nasdaq listing standards, in fiscal 2008 the Company’s independent directors met four times in regularly scheduled executive sessions at which only independent directors were present. Persons interested in communicating with the independent directors with their concerns may address correspondence to a particular director, or to the independent directors generally, in care of Cypress Bioscience, Inc. at 4350 Executive Drive, Suite 325, San Diego, California 92121. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation, or Nominating and Corporate Governance Committee.
INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
     During the year 2008, the Board of Directors had six committees: an Audit Committee, a Compensation Committee, a Non-Executive Officer Stock Option Committee, a Nominating and Corporate Governance Committee, a New Products Committee and a Marketing Committee. The following table provides membership and meeting information for each of the Board committees, other than the New Products Committee and the Marketing Committee:

		Non-Executive		Nominating
		Officer Stock		and Corporate
		Option	Compensation	Governance
Name	Audit	Committee	Committee	Committee
Jay D. Kranzler		X
Roger Hawley	X*
Amir Kalali			X
Jon W. McGarity			X
Jean-Pierre Millon	X			X*
Perry B. Molinoff				X
Tina Nova			X	X
Daniel Petree (1)	X*		X*
Total meetings in fiscal 2008 (1)	5	24	3	2

*	Committee Chairperson

(1)	Mr. Petree was the Chairman of the Audit Committee for fiscal 2008. On December 31, 2008, Mr. Hawley took over as Chairman of the Audit Committee.

(2)	Includes actions taken by written consent.

9.

     The New Products Committee is comprised of Mr. McGarity (chairman), Mr. Millon, Mr. Hawley, Dr. Kalali and Dr. Molinoff. The New Products Committee met on two occasions during the year 2008.
     The Marketing Committee is comprised of Mr. McGarity, Mr. Millon, Mr. Hawley and Mr. Petree. The Marketing Committee met one time during the year 2008.
     Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to Cypress.
AUDIT COMMITTEE
     The Audit Committee of the Board of Directors was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on the Company’s audit engagement team as required by law; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints the Company receives regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding accounting or auditing matters; and meets to review the Company’s annual audited and quarterly financial statements with management and the independent registered public accounting firm, including reviewing the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Mr. Petree, Mr. Millon and Mr. Hawley (Chairman) currently comprise the Audit Committee. The Audit Committee met as a full Committee four times during the 2008 fiscal year.
     The Board of Directors annually reviews the definition of independence for Audit Committee members under the Nasdaq listing standards and has determined that all members of the Company’s Audit Committee are independent (as independence for audit committee members is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board of Directors has determined that Mr. Petree qualifies as an “audit committee financial expert,” as defined in applicable rules of the Securities and Exchange Commission (the “SEC”). Further, in connection with the appointment of Mr. Hawley as the Audit Committee chairman as of December 31, 2008, the Board of Directors determined that Mr. Hawley qualifies as an “audit committee financial expert” as defined in applicable rules of the SEC. The Board of Directors made a qualitative assessment of both Mr. Petree’s and Mr. Hawley’s level of knowledge and experience based on a number of factors, including each of their formal education and Mr. Petree’s experience as a chief financial officer for public reporting companies and Mr. Hawley’s experience as a chief executive officer.

10.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*
     The following is the report of the Company’s Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2008.
     The purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting, internal controls and audit functions. The Amended and Restated Charter of the Audit Committee, which was amended in May 2005, describes in greater detail the full responsibilities of the Audit Committee and can be found on the Company’s website at www.cypressbio.com. The Audit Committee is comprised solely of independent directors as defined by the listing standards of Nasdaq.
     The Audit Committee has reviewed and discussed the financial statements with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Ernst & Young LLP is responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting.
     The Audit Committee has reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC, as well as the individual reports of Ernst & Young LLP, Independent Registered Public Accounting Firm, included in the Company’s Annual Report on Form 10-K related to its audit of the financial statements and the effectiveness of internal control over financial reporting.
     The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year 2008 with management and Ernst & Young LLP. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Statement of Auditing Standards No. 114, The Auditor’s Communication with Those Charged with Governance, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP their independence from the Company.
     Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.
Audit Committee
Roger L. Hawley (Chairman)
Jean-Pierre Millon
Daniel Petree
April 14, 2009

*	This report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether before or after the date hereof and irrespective of any general incorporation language in any such filing.

11.

COMPENSATION COMMITTEE
     The Compensation Committee of the Board of Directors is responsible for establishing and administering the Company’s executive compensation arrangements. The Company’s Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management; reviews and approves the compensation and other terms of employment of the Chief Executive Officer; reviews and approves the compensation and other terms of employment of the Company’s other executive officers; and administers the Company’s stock option plans and bonus plans. For a complete description of the process and procedures for consideration and determination of director and executive officer compensation, please see the Section titled “Compensation Discussion and Analysis” below.
     Four directors currently comprise the Compensation Committee: Mr. Petree (Chairman), Dr. Kalali, Mr. McGarity, and Dr. Nova. All members of the Compensation Committee are independent (as independence for directors is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Compensation Committee met three times as a full Committee during the 2008 fiscal year, and met four times without the attendance of Dr. Kalali, due to his work schedule, in December 2008. The Compensation Committee has adopted a written Compensation Committee Charter, which was amended in October 2005 and can be found on the Company’s website at www.cypressbio.com.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     There were no interlocks or other relationships with other entities among the Company’s executive officers and directors that are required to be disclosed under applicable SEC regulations relating to compensation committee interlocks and insider participation.
NON-EXECUTIVE OFFICER STOCK OPTION COMMITTEE
     The Non-Executive Officer Stock Option Committee of the Board of Directors may award stock options to employees who are not officers, subject to certain limitations on the number of options granted. The Non-Executive Officer Stock Option Committee is comprised of one director, Dr. Kranzler. Dr. Kranzler is not an independent director as currently defined in Rule 4200(a)(15) of the Nasdaq listing standards. The Non-Executive Officer Stock Option Committee acted by written consent 24 times during the 2008 fiscal year.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
     The Nominating and Corporate Governance Committee of the Board of Directors was formed in July 2003 as the Nominating Committee. In April 2005, the role of the committee was further expanded to cover corporate governance matters and was re-named the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee of the Board of Directors is responsible for (i) overseeing all aspects of the Company’s corporate governance functions on behalf of the Board; (ii) making recommendations to the Board of Directors regarding corporate governance issues; (iii) identifying, reviewing and evaluating candidates to serve as directors of the Company consistent with criteria approved by the Board of Directors and reviewing and evaluating incumbent directors; (iv) serving as a focal point for communication between such candidates, non-committee directors and the Company’s management; (v) recommending to the Board of Directors for selection of candidates to the Board to serve as nominees for director for the annual meeting of stockholders; and (vi) making other recommendations to the Board of Directors regarding affairs relating to the directors of the Company, including director compensation. Three directors currently comprise the Nominating and Corporate Governance Committee: Mr. Millon (Chairman), Dr. Molinoff and Dr. Nova. In his role as Chairman of the Nominating and Corporate Governance Committee, Mr. Millon serves as lead director to interface on behalf of the other outside directors with management on strategic and other issues and to perform other activities determined by the Company’s Board of Directors. All current members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met as a full Committee two times during the 2008 fiscal year. The Nominating and Corporate Governance Committee has adopted a written charter, which was amended in April 2005 and can be found on the Company’s website at www.cypressbio.com.
     The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including having the highest personal integrity and ethics, possessing relevant background and expertise upon which to be able to offer advice and guidance to management and having sufficient time to devote to the Company’s affairs. All directors should also rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of Cypress and the long-term interests of the Company’s stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee may consider attributes such as diversity, age, skills, business experience and such other factors as it deems appropriate, given the current needs of Cypress and its Board, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance

12.

Committee reviews such directors’ overall service to Cypress during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects nominee(s) for recommendation to the Board by majority vote. To date, the Nominating and Corporate Governance Committee has not rejected a timely director nominee from any stockholder or stockholders holding more than 5% of the Company’s voting stock.
     The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Company’s Secretary at the following address: 4350 Executive Drive, Suite 325, San Diego, CA 92121 no later than the close of business on March 17, 2010 and no earlier than February 15, 2010. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
NEW PRODUCTS COMMITTEE
     The New Products Committee reviews and evaluates any in-licensing and acquisition candidates. Five directors currently comprise the New Products Committee: Mr. McGarity (Chairman), Mr. Hawley, Dr. Kalali, Mr. Millon and Dr. Molinoff. The New Products Committee met on two occasions during the year 2008.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
     Stockholders wishing to communicate with the Board or an individual director may send a written communication to the Board or such director c/o Cypress Bioscience, Inc., 4350 Executive Drive, Suite 350, San Diego, California 92121, Attn: Secretary. Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent, and the number of shares that are owned beneficially by such stockholder as of the date of the communication. Each communication will be reviewed by the Company’s Secretary to determine whether it is appropriate for presentation to the Board or such director. Communications determined by the Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis. A copy of the Company’s Stockholder Communications Policy is posted on its website at www.cypressbio.com.
CODE OF ETHICS
     The Company has adopted the Cypress Bioscience, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. A copy of the Code of Business Conduct and Ethics is posted on the Company’s website at www.cypressbio.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, Cypress will promptly disclose the nature of the amendment or waiver on its website.

13.

CORPORATE GOVERNANCE GUIDELINES
     In December 2005, the Board of Directors documented the governance practices the Company follows by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines were adopted by the Board to, among other things, reflect changes to the Nasdaq listing standards and SEC rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at www.cypressbio.com.

14.

PROPOSAL 2
APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
     The Company’s Board of Directors is requesting stockholder approval of an amendment to its Second Amended and Restated Certificate of Incorporation to increase the Company’s authorized number of shares of common stock from 60,000,000 shares to 90,000,000 shares.
     The additional common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding common stock of the Company. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of the Company’s currently outstanding common stock, except for effects incidental to increasing the number of shares of the Company’s common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company’s Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.
     In addition to the 37,906,994 shares of common stock outstanding on December 31, 2008, the Company’s Board of Directors has reserved 7,998,376 shares of common stock for issuance under the Company’s equity incentive plans. Of this number, 6,974,211 shares are reserved for issuance upon exercise of stock options that are currently outstanding and 1,024,165 shares are reserved for future issuances and grants made under the Company’s equity incentive plans. In addition, the Board has reserved up to approximately 62,656 shares of common stock which may be issued upon exercise of warrants currently outstanding.
     Although, at present, the Board of Directors has no other plans to issue the additional shares of common stock, it desires to have the shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval. These purposes may include raising capital; providing equity incentives to employees, officers or directors; establishing strategic relationships with other companies; expanding the Company’s business or product lines through the acquisition of other businesses or products or technologies; and other purposes.
     The additional shares of common stock that would become available for issuance if the proposal is adopted could also be used by the Company to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of the proposal could facilitate the Company’s future efforts to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.
     The affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock will be required to approve this amendment to its Second Amended and Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

15.

PROPOSAL 3
APPROVAL OF 2009 EQUITY INCENTIVE PLAN
     The Company’s 2009 Equity Incentive Plan (the “2009 Plan”) was adopted by the Board of Directors on January 29, 2009, subject to stockholder approval at the Annual Meeting. The 2009 Plan is the successor to and continuation of the Company’s 2000 Equity Incentive Plan (the “Prior Plan”), which will terminate in accordance with its terms on May 3, 2010 if this Proposal 3 is not approved by the Cypress stockholders.
     In the event the Company’s stockholders approve this Proposal 3, the Prior Plan will be terminated effective upon such stockholder approval and no awards may be granted pursuant to the Prior Plan following its termination. However, all outstanding stock awards previously granted under the Prior Plan will continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock awards and the terms of the Prior Plan.
     Subject to stockholder approval of this Proposal 3 at the Annual Meeting, 8,000,000 shares of our common stock will be reserved for issuance under the 2009 Plan. At March 15, 2009, stock awards (net of cancelled or expired awards) covering an aggregate of 7,769,696 shares were outstanding under the Prior Plan and 52,754 shares remained available for future grant under the Prior Plan.
     The approval of the 2009 Plan will allow the Company to continue to grant stock options and other awards at levels determined appropriate by the Board. The 2009 Plan will also provide the Company with greater flexibility in designing equity incentives in an environment where a number of companies have moved from traditional option grants to other stock-based awards, including stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, and performance cash awards. Accordingly, the 2009 Plan will allow the Company to utilize a broad array of equity incentives in order to secure and retain the services of its employees, consultants and directors, and to provide incentives for such persons to exert maximum efforts for the Company’s success or the success of its affiliates.
     In this Proposal 3, stockholders are requested to approve the 2009 Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the adoption of the 2009 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.
Description of the 2009 Equity Incentive Plan
     The material features of the 2009 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2009 Plan. Stockholders are urged to read the actual text of the 2009 Plan in its entirety, which is appended to this proxy statement as Appendix A.
Background and Purpose
     The terms of the 2009 Plan provide for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights, other stock-related awards, and performance awards that may be settled in cash, stock, or other property.
     The purpose of the 2009 Plan is to provide a means by which employees, directors, and consultants may be given an opportunity to benefit from increases in the value of the Company’s common stock to assist the Company in securing and retaining the services of such persons, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the Company’s success.

16.

Shares Available for Awards
     If this Proposal 3 is approved, 8,000,000 shares of the Company’s common stock will be reserved for issuance under the 2009 Plan.
     Shares may be issued in connection with a merger or acquisition as permitted by the rules of the applicable national securities exchange or national market, as applicable, and such issuance shall not reduce the number of shares available for issuance under the 2009 Plan. If a stock award expires or otherwise terminates without having been exercised in full or is settled in cash, such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of common stock that may be issued pursuant to the 2009 Plan. If any shares of common stock issued pursuant to a stock award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the participant, then the shares which are forfeited shall revert to and again become available for issuance under the 2009 Plan. In addition, any shares reacquired by the Company pursuant to its withholding obligations or as consideration for the exercise of an option shall revert to and again become available for issuance under the 2009 Plan.
Eligibility
     Incentive stock options may be granted under the 2009 Plan only to the Company’s employees and employees of its affiliates. The Company’s employees, consultants and directors and employees and consultants of its affiliates are eligible to receive all other types of awards under the 2009 Plan. All of the Company’s approximately 146 employees, directors and consultants are eligible to participate in the 2009 Plan.
Administration
     The 2009 Plan is administered by the Company’s Board of Directors, which may in turn delegate authority to administer the plan to a committee or committees comprising of one or more members of the Board. As used herein, except as explicitly stated otherwise, with respect to the 2009 Plan, the “Board” refers to any committee the Board appoints or, if applicable, any subcommittee, as well as to the Board itself. Subject to the terms of the 2009 Plan, the Board determines recipients, the numbers and types of stock awards to be granted, the terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the Board also determines the fair market value applicable to a stock award and the exercise price of options granted under the 2009 Plan.
     In the discretion of the Board, a committee may consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act or solely of two or more “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). A committee has the authority to delegate certain administrative powers to a subcommittee of one or more members. The Company’s Board of Directors has generally delegated administration of the 2009 Plan to its Compensation Committee. Additionally, the Board has delegated to its Chairman the authority to grant stock awards to non-officer employees.
Repricing
     The 2009 Plan expressly provides that, without the approval of the stockholders within 12 months prior to such event, the Board shall not have the authority to reduce the exercise price of any outstanding stock awards under the 2009 Plan or cancel any outstanding stock awards that have an exercise price or strike price greater than the current fair market value of the common stock in exchange for cash or other stock awards under the 2009 Plan.
Options
     Options may be granted under the 2009 Plan pursuant to stock option agreements. The 2009 Plan permits the grant of options that qualify as incentive stock options within the meaning of Section 422 of the Code, or ISOs, and nonstatutory stock options, or NSOs, that are not intended to qualify as incentive stock options under the Code. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described in this section.

17.

      Exercise Price. The exercise price of incentive stock options may not be less than 100% of the fair market value of the common stock subject to the option on the date of grant and, in some cases (see “Limitations” below), may not be less than 110% of such fair market value. The exercise price of nonstatutory stock options may not be less than 100% of the fair market value of the common stock subject to the option on the date of grant. For purposes of the 2009 Plan, fair market value will usually be determined by reference to the closing price of the Company’s common stock as reported on the applicable exchange or market with the greatest volume of trading in the Company’s common stock on the grant date. As of April 15, 2009 the closing price of the Company’s common stock as reported on the NASDAQ Global Market was $7.57 per share.
     Term. The maximum term of options granted under the 2009 Plan is 10 years, except that in certain circumstances (see “Limitations” below) the maximum term is five years.
     Termination of Service. Unless the terms of an optionholder’s stock option agreement provide for earlier or later termination, if an optionholder’s service relationship with the Company, or any affiliate of the Company, ceases due to (i) disability, the optionholder may exercise any vested options for up to 12 months after the date the service relationship ends or (ii) death, the optionholder, or his or her beneficiary, may exercise any vested options for up to 18 months after the date the service relationship ends. Except as explicitly provided otherwise in an optionholder’s award agreement, if an optionholder’s service relationship with the Company, or any affiliate of the Company, is terminated for cause, all options shall terminate upon the date on which the event giving rise to the termination occurred, and the optionholder shall be prohibited from exercising any option from the time of such termination. If an optionholder’s service relationship with the Company, or any affiliate of the Company, ceases for any reason other than for cause or upon disability or death, the optionholder may exercise any vested options for up to three months after the date the service relationship ends, unless the terms of the stock option agreement provide for a longer or shorter period to exercise the option. In no event may an option be exercised after its expiration date. Under the 2009 Plan, the option term may be extended in the event that exercise of the option following termination of service other than for cause, death or disability, is prohibited by applicable securities laws or if the sale of stock received upon exercise of an option would violate the Company’s insider trading policy. In no event, however, may any option be exercised beyond the expiration of its maximum term.
     Consideration. The exercise price of options granted under the 2009 Plan may be paid, to the extent permitted by applicable law and at the discretion of the Board:
•	by cash, check, bank draft or money order;

•	pursuant to a broker-assisted cashless exercise;

•	by delivery of shares of the Company’s common stock;

•	for NSOs only, pursuant to a net exercise arrangement; or

•	in any other form of legal consideration approved by the Board.
     Vesting. Options granted under the 2009 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Board at the rate specified in the option agreement. Shares covered by different options granted under the 2009 Plan may be subject to different vesting schedules as the Board may determine.
     Restrictions on Transfer. Generally, unless otherwise approved by the Board or set forth in the applicable stock option agreement, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order. However, an optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.
     Limitations. The aggregate fair market value, determined at the time of grant, of shares of the Company’s common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of the Company’s stock plans may not exceed $100,000. The options or portions of options that exceed this limit are treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the Company’s total combined voting power or that of any affiliate unless the following conditions are satisfied:
•	the option exercise price must be at least 110% of the fair market value of the stock subject to the option on the date of grant; and

•	the term of any ISO award must not exceed five years from the date of grant.
               No employee may be granted options, stock appreciation rights, or other stock awards under the 2009 Plan covering more than 5,000,000 shares of the Company’s common stock in any calendar year.

18.

Restricted Stock Awards
          Restricted stock awards will be granted pursuant to restricted stock award agreements.
          Consideration. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to the Company, the recipient’s past or future services performed for the Company or an affiliate of the Company, or any other form of legal consideration acceptable to the Board.
          Vesting. Shares of the Company’s common stock acquired under a restricted stock award may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.
          Termination of Service. Upon termination of a participant’s continuous service, the Company may repurchase or otherwise cause the participant to forfeit any shares of stock that have not vested as of such termination under the terms of the restricted stock award agreement.
          Restrictions on Transfer. Rights to acquire shares of the Company’s common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement.
Restricted Stock Unit Awards
          Restricted stock unit awards will be granted pursuant to restricted stock unit award agreements.
          Consideration. Payment of any purchase price may be made in any legal form acceptable to the Board.
          Settlement of Awards. The Company will settle a payment due to a recipient of a restricted stock unit award by delivery of shares of its common stock, by cash, by a combination of cash and stock as deemed appropriate by the Board, or in any other form of consideration determined by the Board and set forth in the restricted stock unit award agreement.
          Vesting. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Company’s Board.
          Dividend Equivalents. Dividend equivalents may be credited in respect of shares of the Company’s common stock covered by a restricted stock unit award.
          Termination of Service. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.
Stock Appreciation Rights
          Stock appreciation rights will be granted pursuant to a stock appreciation rights agreements.
          Exercise. Each stock appreciation right is denominated in common stock share equivalents. Upon exercise of a stock appreciation right, the Company will pay the participant an amount equal to the excess of (a) the aggregate fair market value of the Company’s common stock on the date of exercise, over (b) the strike price determined by the Board on the date of grant. The strike price of each stock appreciation right will be determined by the Board, but shall in no event be less than 100% of the fair market value of the stock subject to the stock appreciation right at the time of grant.
          Settlement of Awards. Stock appreciation rights may be paid in the Company’s common stock, in cash, in any combination of the two, or any other form of legal consideration approved by the Board and contained in the stock appreciation right agreement.

19.

          Vesting. The Company’s Board may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate.
          Term. The maximum term of stock appreciation rights granted under the 2009 Plan is 10 years.
          Termination of Service. Stock appreciation rights shall be subject to the same conditions upon termination as stock options under the 2009 Plan.
Performance Awards
          The 2009 Plan provides for the grant of two types of performance awards: performance stock awards and performance cash awards. Performance awards may be granted, vest or be exercised based upon the attainment during a certain period of time of certain performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained shall be determined by the Company’s Board. The maximum amount to be granted to any individual in a calendar year attributable to such performance awards may not exceed 5,000,000 shares of the common stock in the case of performance stock awards, or $5,000,000 in the case of performance cash awards.
          Performance goals under the 2009 Plan shall be determined by the Board, based on any one or more of the following performance criteria:
•	earnings (including earnings per share and net earnings);

•	earnings before interest, taxes and depreciation;

•	earnings before interest, taxes, depreciation and amortization;

•	total stockholder return;

•	return on equity or average stockholder’s equity;

•	return on assets, investment, or capital employed;

•	stock price;

•	margin (including gross margin);

•	income (before or after taxes);

•	operating income;

•	operating income after taxes;

•	pre-tax profit;

•	operating cash flow;

•	sales or revenue targets;

•	increases in revenue or product revenue;

•	expenses and cost reduction goals;

•	improvement in or attainment of working capital levels;

•	economic value added (or an equivalent metric);

•	market share;

•	cash flow;

•	cash flow per share;

•	share price performance;

•	debt reduction;

•	implementation or completion of projects or processes;

•	customer satisfaction;

•	stockholders’ equity;

•	capital expenditures;

•	debt levels;

•	operating profit or net operating profit;

•	workforce diversity;

•	growth of net income or operating income;

•	billings; and

•	to the extent that an award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

20.

Unless the award agreement provides otherwise, the Board calculates the attainment of performance goals for a performance period by making the following determinations:
•	to exclude restructuring and/or other nonrecurring charges;

•	to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated performance goals;

•	to exclude the effects of changes to generally accepted accounting principles;

•	to exclude the effects of any statutory adjustments to corporate tax rates;

•	to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles.
             In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for the applicable performance period.
             If this Proposal 3 is approved by the Company’s stockholders, compensation attributable to performance-based awards under the 2009 Plan will qualify as performance-based compensation, provided that:
•	the award is granted by a compensation committee of the Company’s Board comprised solely of “outside directors;”

•	the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee of the Board while the outcome is substantially uncertain; and

•	the compensation committee certifies in writing prior to the settlement of the award that the performance goal has been satisfied.
Other Stock Awards
          Other forms of stock awards valued in whole or in part with reference to the Company’s common stock may be granted either alone or in addition to other stock awards under the 2009 Plan. The Board will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of the Company’s common stock to be granted and all other conditions of such other stock awards. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by the Company’s Board.
Changes to Capital Structure
          In the event that there is a specified type of change in the Company’s capital structure not involving the receipt of consideration by the Company, such as a stock split or stock dividend, appropriate adjustments will be made to:
•	the maximum number and/or class of securities issuable under the 2009 Plan;

•	the maximum number and/or class of securities for which any one person may be granted options and/or stock appreciation rights or performance-based awards per calendar year pursuant to the Section 162(m) limitation; and

•	the number and/or class of securities and the price per share in effect under each outstanding award under the 2009 Plan.

21.

Corporate Transactions
     In the event of certain corporate transactions, unless otherwise provided in the instrument evidencing the stock award or any other written agreement between the Company or any affiliate and the holder of the stock award or unless otherwise expressly provided by the Board at the time of grant, the Board may take one or more of the following actions:
•	arrange for the surviving entity to assume, continue or substitute an award;

•	arrange for the assignment of any reacquisition or repurchase rights held by the Company to the surviving entity;

•	accelerate the vesting of any stock award to a date prior to the corporate transaction and such award shall terminate if not exercised at or prior to such corporate transaction;

•	arrange for the lapse of any reacquisition or repurchase rights held by the Company;

•	cancel or arrange for the cancellation of a stock award, to the extent not vested or not exercised prior to the corporate transaction, in exchange for cash consideration; or

•	make a payment equal to the excess of the value of property a participant would have received upon the exercise of the stock award over any exercise price payable by such holder in connection with such exercise.
     For purposes of the 2009 Plan, a corporate transaction will be deemed to occur in the event of:
•	the consummation of a sale of all or substantially all, as determined by the Board, of the consolidated assets of the Company and its subsidiaries;

•	the consummation of a sale or other disposition of at least 90% of the Company’s outstanding securities;

•	the consummation of a merger, consolidation, or similar transaction in which the Company is not the surviving corporation; or

•	the consummation of a merger, consolidation, or similar transaction in which the Company is the surviving corporation but shares of its outstanding common stock are converted or exchanged into other property by virtue of the transaction.
          A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control, as provided in the stock award agreement or in any other written agreement between the Company or any affiliate and the participant, but in the absence of such provision, no acceleration shall occur.
          The acceleration of vesting of an award in the event of a corporate transaction or a change in control event under the 2009 Plan may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.
Transferability of Awards
     Unless otherwise determined by the Board or set forth in the applicable equity award agreement, no equity award or rights under any equity award may be sold or otherwise transferred by a participant for consideration, except pursuant to a domestic relations order that requires transfer of the equity award in connection with a participant’s divorce.
Plan Amendments
     The Company’s Board will have the authority to amend or terminate the 2009 Plan. However, no amendment or termination of the 2009 Plan will adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. The Company will obtain stockholder approval of any amendment to the 2009 Plan if required by applicable law.

22.

     The Company’s Board also may submit any other amendment to the 2009 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.
Plan Termination
     Unless sooner terminated by the Company’s Board, the 2009 Plan shall automatically terminate on the day before the tenth anniversary of the date the 2009 Plan is adopted by the Board or approved by the Company’s stockholders, whichever is earlier.
U.S. Federal Income Tax Consequences
          The following is a summary of the principal United States federal income tax consequences to the Company’s employees and the Company with respect to participation in the 2009 Plan. This summary is not intended to be exhaustive, and does not discuss employment taxes or the income tax laws of any city, state or foreign jurisdiction. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2009 Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. The Company’s ability to realize the benefit of any tax deductions described below depends on the Company’s generation of taxable income.
Nonstatutory Stock Options
     There is no taxation upon the grant of an NSO where the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by the Company or one of its affiliates, that income will be subject to withholding tax. The optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionholder’s capital gain holding period for those shares will begin on that date.
     Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.
Incentive Stock Options
     The 2009 Plan provides for the grant of stock options that qualify as “incentive stock options,” or “ISOs,” as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionholder holds a share received on exercise of an ISO for more than two years from the date the option was granted and more than one year from the date the option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.
     If, however, an optionholder disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

23.

     For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionholder’s alternative minimum taxable income for the year in which the option is exercised. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.
     The Company is not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, the Company is allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.
Restricted Stock Awards
     Generally, the recipient of a restricted stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.
     The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.
     Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.
Stock Appreciation Rights
     The Company may grant under the 2009 Plan stock appreciation rights separate from any other award or in tandem with other awards under the 2009 Plan.
     Where the rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date and where the recipient may only receive the appreciation inherent in the stock appreciation rights in shares of the Company’s common stock, the recipient will recognize ordinary compensation income equal to the fair market value of the stock received upon such exercise. If the recipient may receive the appreciation inherent in the stock appreciation rights in cash or other property and the stock appreciation right has been structured to conform to the requirements of Section 409A of the Code, then the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received.
     Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

24.

Restricted Stock Units
     Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary compensation income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of the Company’s common stock received over any amount paid by the recipient in exchange for the shares of the Company’s common stock. To conform to the requirements of Section 409A of the Code, the shares of the Company’s common stock subject to a stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.
     The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units, will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.
     Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.
Section 162 Limitations
     Compensation of persons who are the Company’s “covered employees” is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thereby permitting the Company to claim the full federal tax deduction otherwise allowed for such compensation. The 2009 Plan is intended to enable the Company’s Compensation Committee to grant awards that will be exempt from the deduction limits of Section 162(m).
New Plan Benefits
     No equity awards have been granted, and no shares of the Company’s common stock have been issued, under the 2009 Plan for which stockholder approval is sought under this Proposal 3. The future benefits that will be received under the 2009 Plan by the Company’s current directors, executive officers and by all eligible employees are not currently determinable.
Required Vote and Board of Directors Recommendation
     Approval of Proposal 3 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes will have no effect on the outcome of the vote.
     The Company’s Board of Directors believes that approval of Proposal 3 is in the Company’s best interests and the best interests of its stockholders for the reasons stated above.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

25.

PROPOSAL 4
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee of the Company’s Board of Directors has selected Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 and has further directed that management submit the selection of the Company’s independent registered public accounting firm for ratification by the Company’s stockholders at the Annual Meeting. E&Y has audited the Company’s financial statements since the fiscal year ended December 31, 1994. Representatives of E&Y are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
     Neither the Company’s bylaws nor its other governing documents or law require stockholder ratification of the selection of E&Y as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of E&Y to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Company’s Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s best interests and the best interests of its stockholders.
     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of E&Y. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
     In connection with the audit of the 2008 financial statements, the Company entered into an engagement agreement with E&Y which sets forth the terms by which E&Y will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages. The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2007 and December 31, 2008, by E&Y.

	Fiscal Year Ended
	2008	2007
Audit Fees (1)	$267,500	$274,560
Audit-related Fees (2)	68,000	67,500
Tax Fees (3)	69,000	23,200
All Other Fees (4)	—	—

Total Fees	$404,500	$365,260

(1)	Audit Fees consist of fees for professional services rendered for audit of the Company’s annual financial statements and review of the interim financial statements included in quarterly reports. In 2007 and 2008, Audit Fees also include fees for professional services rendered for audits of the effectiveness of internal control over financial reporting and consultations.

(2)	Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” Audit- related fees in 2008 related to the audit work performed in connection with the Company’s acquisition completed in March 2008.

(3)	Tax Fees consist of fees for professional services rendered for assistance with federal and state tax compliance and tax planning. All of the fees in 2007 were related to tax compliance. Fees in 2008 include $44,000 related to the completion of a 382 study.

(4)	All Other Fees consist of fees for services other than the services reported above. There were no Other Fees in 2007 or 2008.

26.

     All fees described above were approved by the Audit Committee.
     During the fiscal year ended December 31, 2008, none of the total hours expended on the Company’s financial audit by E&Y was provided by persons other than E&Y’s full-time employees.
PRE-APPROVAL POLICIES AND PROCEDURES
     The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, E&Y. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
     The Audit Committee has determined that the rendering of the services, other than audit services by E&Y, is compatible with maintaining the principal accountant’s independence. E&Y’s report on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified as to audit scope or accounting principles.
     E&Y and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4.

27.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     Except as noted below in footnote 2, the following table sets forth certain information regarding the ownership of the Company’s common stock as of January 31, 2009 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all of the Company’s executive officers and directors as a group and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total
Wellington Management Co. LLP (2) 75 State Street Boston, MA 02109	3,511,904	9.26%

Maverick Capital, Ltd. (3) 300 Crescent Court, 18th Floor Dallas, Texas 75201,	3,382,588	8.92%

Royce & Associates, LLC (4) 1414 Avenue of the Americas New York, NY 10019	3,378,149	8.91%

Apollo Medical Fund Management L.L.C. (5) 300 Crescent Court, 18th Floor Dallas, Texas 75201	2,480,385	6.54%

Biotechnology Value Fund, L.P. (6) 900 North Michigan Avenue, Suite 1100 Chicago, Illinois, 60611	2,244,325	5.92%

Barclays Global Investors, NA (7) 400 Howard Street San Francisco, CA 94105	2,227,766	5.88%

Jay D. Kranzler (8)	2,395,985	5.98%
R. Michael Gendreau (9)	242,845	*
Sabrina Martucci Johnson (10)	195,077	*
Srinivas Rao (11)	179,108	*
Denise Wheeler (12)	195,224	*
Michael Walsh (13)	95,316	*
Roger Hawley (14)	63,657	*
Amir Kalali (15)	53,657	*
Jon W. McGarity (16)	92,657	*
Jean-Pierre Millon (17)	92,657	*
Perry Molinoff (18)	92,657	*
Tina Nova (19)	54,383	*
Daniel H. Petree (20)	92,657	*
All executive officers and directors as a group (13 persons) (21)	3,845,880	9.79%

*	Less than one percent of the outstanding shares of the Company’s common stock.

28.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC ”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 37,908,754 shares outstanding on January 31, 2009, adjusted as required by rules promulgated by the SEC. The address of each executive officer or director is the same as the Company’s address: 4350 Executive Drive, Suite 325, San Diego, CA 92121.

(2)	The number of shares beneficially owned represents 3,511,904 shares of the Company’s common stock beneficially owned by Wellington Management Company LLP, in its capacity as investment advisor, on behalf of other persons known to have the rights to receive and to direct the receipt of dividends for such shares, and the rights to receive and to direct the receipt of proceeds from the sale of such shares.

(3)	The number of shares beneficially owned represents 3,382,588 shares of the Company’s common stock beneficially owned by Maverick Capital, Ltd., in its capacity as investment adviser. Maverick Capital, Ltd. may be deemed to have beneficial ownership of these shares through the investment discretion it exercises over its clients’ accounts. Maverick Capital Management, LLC is the General Partner of Maverick Capital, Ltd. Mr. Ainslie is the manager of Maverick Capital Management, LLC and is granted sole investment discretion pursuant to Maverick Capital Management, LLC’s Regulations.

(4)	The number of shares beneficially owned represents shares of the Company’s common stock held in accounts managed by Royce & Associates, LLC for which the accounts have the right to receive or the power to direct the receipt of dividends paid on such shares and the right to receive or power to direct the receipt of proceeds from the sale of such shares. One such account, Royce Value Plus Fund held 2,384,200 shares of the Company’s common stock on the date of filing of the applicable Form 13G from which this information was derived.

(5)	The number of shares beneficially owned represents an aggregate of 2,480,385 shares of the Company’s common stock, of which Brandon Fradd directly owns 464,522 shares of common stock and indirectly owns 2,015,863 shares of common stock in his capacity as (i) the sole principal of Apollo Medical Fund Management L.L.C., which in turn is the general partner for Apollo Medical Partners, L.P. (“Apollo L.P.”), (ii) the chief executive officer with sole control of Apollo Equity Management, Inc., a Delaware corporation, which in turn acts as the investment manager for Apollo Medical Offshore Partners, Ltd., an exempt company incorporated in the Bahamas and (iii) the manager of several separate accounts on a discretionary basis.

(6)	Due to a recent acquisition of the Company’s common stock, the ownership information for Biotechnology Value Fund, L.P and its affiliated entities is set forth as of February 18, 2009. The number of shares beneficially owned of the Company’s common stock is held by the following entities: 496,073 shares by Biotechnology Value Fund, L.P. (“BVF”), 345,000 shares by Biotechnology Value Fund II, L.P. (“BVF2”), 1,275,552 shares by BVF Investments, L.L.C. (“Investments”)and, 127,700 shares by Investment 10, L.L.C. (“ILL10”). Pursuant to the operating agreement of Investments, Partners is authorized, among other things, to invest the funds of Samana Capital, L.P., the majority member of Investments, in shares of the common stock beneficially owned by Investments and to vote and exercise dispositive power over those shares of the common stock. Partners and BVF Inc. share voting and dispositive power over shares of the common stock beneficially owned by BVF, BVF2, Investments and those owned by ILL10, on whose behalf Partners acts as an investment manager and, accordingly, Partners and BVF Inc. have beneficial ownership of all 2,244,325 shares of the Company’s common stock owned by such parties.

(7)	The number of shares beneficially owned represents an aggregate of 2,227,776 shares of the Company’s common stock, of which 890,645 shares of are held by Barclays Global Investors, NA, and 1,337,121 shares are held by Barclays Global Fund Advisors. The shares are held by such entities in trust accounts for the economic benefit of the beneficiaries of those accounts.

(8)	Includes 2,166,393 shares of the Company’s common stock issuable pursuant to options exercisable within 60 days of January 31, 2009. Also includes 132,225 shares of the Company’s common stock held by the Company’s 401(k) plan for which Dr. Kranzler, as trustee of the 401(k) plan, has voting rights to such shares and 96,742 shares of the Company’s common stock held by the Kranzler Living Trust, for which Dr. Kranzler is a trustee.

29.

(9)	Includes 143,600 shares of the Company’s common stock issuable pursuant to options exercisable within 60 days of January 31, 2009 by Dr. Gendreau.

(10)	Includes 194,177 shares of the Company’s common stock issuable pursuant to options exercisable within 60 days of January 31, 2009 by Mrs. Johnson.

(11)	Represents 179,108 shares of the Company’s common stock issuable pursuant to options exercisable within 60 days of January 31, 2009 by Dr. Rao.

(12)	Represents 195,224 shares of the Company’s common stock issuable pursuant to options exercisable within 60 days of January 31, 2009 by Mrs. Wheeler.

(13)	Includes 85,316 shares of the Company’s common stock issuable pursuant to options exercisable within 60 days of January 31, 2009 by Mr. Walsh.

(14)	Includes 53,657 shares of the Company’s common stock issuable pursuant to options exercisable within 60 days of January 31, 2009 by Mr. Hawley.

(15)	Represents 53,657 shares of the Company’s common stock issuable pursuant to options exercisable within 60 days of January 31, 2009 by Dr. Kalali.

(16)	Represents 92,657 shares of the Company’s common stock issuable pursuant to options exercisable within 60 days of January 31, 2009 by Mr. McGarity.

(17)	Represents 92,657 shares of the Company’s common stock issuable pursuant to options exercisable within 60 days of January 31, 2009 by Mr. Millon.

(18)	Represents 92,657 shares of the Company’s common stock issuable pursuant to options exercisable within 60 days of January 31, 2009 by Dr. Molinoff.

(19)	Includes 53,657 shares of the Company’s common stock issuable pursuant to options exercisable within 60 days of January 31, 2009 by Dr. Nova.

(20)	Represents 92,657 shares of the Company’s common stock issuable pursuant to options exercisable within 60 days of January 31, 2009 by Mr. Petree.

(21)	Number of shares beneficially owned includes 3,495,417 shares of the Company’s common stock issuable pursuant to options exercisable within 60 days of January 31, 2009 by the Company’s directors and executive officers as a group.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of its equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of the Company’s equity securities. Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
     To the Company’s knowledge, based solely on a review of the copies of such reports furnished to them and written representations that no other reports were required, during the fiscal year ended December 31, 2008, all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than ten percent beneficial owners were complied with.

30.

EXECUTIVE OFFICERS
     The Company’s current executive officers are as follows:

NAME	AGE	POSITION
Jay D. Kranzler, M.D., Ph.D.	51	Chief Executive Officer and Chairman of the Board of Directors
Sabrina Martucci Johnson	43	Chief Financial Officer, Executive Vice President and Chief Operating Officer
R. Michael Gendreau, M.D., Ph.D.	53	Vice President of Clinical Development and Chief Medical Officer
Denise Wheeler	39	General Counsel
Srinivas G. Rao	40	Chief Scientific Officer, Director of Science and Technology
Michael Walsh	49	Executive Vice President, Chief Commercial Officer
Jay D. Kranzler
     Jay D. Kranzler was appointed as Chief Executive Officer and Vice-Chairman in December 1995. In April 1998, Dr. Kranzler was appointed as Chairman of the Board. From January 1989 until August 1995, Dr. Kranzler served as President, Chief Executive Officer and a director of Cytel Corporation, a publicly held biotechnology company. Dr. Kranzler is currently a lecturer at The Rady School of Business of the University of California-San Diego, where he serves as Executive in Residence. Before joining Cytel, from 1985 to January 1989, Dr. Kranzler was employed by McKinsey & Company, a management-consulting firm, as a consultant specializing in the pharmaceutical industry. Dr. Kranzler has an M.D. with a concentration in psychiatry and a Ph.D. in pharmacology from Yale University. He graduated summa cum laude from Yeshiva University.
Sabrina Martucci Johnson
     Sabrina Martucci Johnson was appointed as interim Chief Financial Officer in February 2002 and in April 2002, she was appointed as Vice President and Chief Financial Officer. In April 2005, she was promoted to Senior Vice President. In February 2006, she was promoted to Executive Vice President and Chief Business Officer and in January 2008 was appointed as Chief Operating Officer. Mrs. Johnson served as Vice President of Marketing from March 2001 to April 2002. Mrs. Johnson joined the Company in August of 1998 and held various positions from 1998 through 2000, including Product Director, Executive Director of Marketing and Sales, and Vice President of Marketing and Sales. From 1993 to 1998, Mrs. Johnson held marketing and sales positions with Advanced Tissue Sciences and Clonetics. Mrs. Johnson began her career in the biotechnology industry in 1990 as a research scientist with Baxter Healthcare, Hyland Division. Mrs. Johnson has an MBA from the American Graduate School of International Management (Thunderbird), a MSc. in Biochemical Engineering from the University of London and a BSc. in Biomedical Engineering from Tulane University.
R. Michael Gendreau
     R. Michael Gendreau was appointed as Vice President of Research and Development and Chief Medical Officer in December 1996 and is currently serving as the Vice President of Clinical Development and Chief Medical Officer. Dr. Gendreau joined the Company in 1994 and held various positions from 1994 through 1996, including Executive Director of Scientific Affairs. From 1991 to 1994, Dr. Gendreau was Vice President of Research and Development and Chief Medical Officer for MicroProbe Corporation, a developer and manufacturer of DNA probe-based diagnostic equipment. Dr. Gendreau has a B.S. in chemistry from Ohio University and an M.D./Ph.D. in medicine and pharmacology from the Ohio State University.

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Srinivas G. Rao
     Dr. Rao joined the Company in August 2000, becoming Chief Scientific Officer in January 2001, and has worked in a variety of areas, including scientific assessment of potential in-licensing compounds, business development, preclinical study design, and development of Cypress’ intellectual property programs. Prior to Cypress, Dr. Rao worked as a free-lance medical electronics consultant while completing his combined M.D. and Ph.D. program at Yale Medical School. His Ph.D. research focused upon central nervous system neuropharmacology and took place in the laboratory of Dr. Patricia Goldman-Rakic. Upon completion of the M.D. degree, Dr. Rao completed an internship in Internal Medicine at Yale-New Haven Hospital. Dr. Rao holds both an M.S. and B.S. from Yale University in Electrical Engineering.
Denise Wheeler
     Denise Wheeler is the Company’s General Counsel. Mrs. Wheeler was appointed as Vice President of Business and Legal Affairs and Corporate Secretary in February 2004 and in August 2006, assumed a part time role as Vice President of Legal Affairs, Corporate Secretary, and in October 2007 was appointed General Counsel. Prior to joining the Company, from September 1997 until January 2004, Mrs. Wheeler worked as a corporate attorney at the law firm of Cooley Godward LLP. Mrs. Wheeler has a B.A. from Old Dominion University and a J.D. from the University of San Diego, School of Law.
Michael J. Walsh
     Mr. Walsh became the Company’s Executive Vice President and Chief Commercial Officer in March 2008. Prior to Cypress, Mr. Walsh founded Proprius Pharmaceuticals, Inc. in 2005 and was its President and CEO from its founding until the Company acquired Proprius in March 2008. Prior to establishing Proprius, Mr. Walsh was a founder and Executive Chairman at Prometheus Laboratories, Inc., a specialty pharmaceutical company, from 1995 to 2005. Prior to founding Prometheus Laboratories, Inc., Mr. Walsh was with Quidel Corporation in various senior executive roles, including Director of Worldwide Marketing and Business Development, and Director of European Operations. Prior to Quidel he was Manager of Therapeutic Operations at La Jolla Pharmaceutical Company. Mr. Walsh serves on the Board of Directors of Kanisa Pharmaceuticals, Inc., and as Chairman of the Board of Oculir, Inc. Mr. Walsh has a Bachelor of Science degree from the University of Notre Dame and an M.B.A. from Pepperdine University.
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
          This Compensation Discussion and Analysis, or CD&A, provides an overview of our executive compensation program along with a description of the material factors underlying the decisions which resulted in the compensation provided to our Chief Executive Officer and our other named executive officers for 2008.
Executive Compensation Philosophy and Objectives
          We believe that a competitive, goal-oriented compensation policy is critically important to the creation of value for stockholders. To that end, we have created an incentive compensation program intended to reward outstanding individual performance. The goals of the compensation program are to align compensation with business objectives and performance to enable us to attract and retain the highest quality executive officers and other key employees, reward them for our progress and motivate them to enhance long-term stockholder value. Our compensation program is intended to implement the following principles:
•	Compensation should be related to the value created for stockholders;

•	Compensation programs should support our short-term and long-term strategic goals and our objectives;

•	Compensation programs should reflect and promote our values and reward individuals for outstanding contributions to our success; and

•	Short-term and long-term compensation programs play a critical role in attracting and retaining well-qualified executives.

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          While compensation opportunities are based in part upon individual contribution, the actual amounts earned by executives in variable compensation programs are also based upon how we perform as a company. The executive compensation for the Chief Executive Officer and all other executives is comprised of three components, each of which is intended to serve our compensation principles.
Role of Our Compensation Committee
          Our Compensation Committee of the Board of Directors is responsible for establishing and administering our executive compensation arrangements. Our Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and approves the compensation and other terms of employment of our Chief Executive Officer; reviews and approves the compensation and other terms of employment of our other executive officers; and administers our stock option plans and bonus plans. Our Compensation Committee is appointed by our Board of Directors, and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code and “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. Four directors currently comprise the Compensation Committee: Mr. Petree (Chairman), Mr. McGarity, Dr. Kalali and Dr. Nova.
          Our Compensation Committee reviews and makes recommendations to our Board to ensure that our executive compensation and benefit program is consistent with our compensation philosophy and corporate governance guidelines and, subject to the approval of our Board, is responsible for establishing the executive compensation packages offered to our named executive officers. Our executives’ base salary, target annual bonus levels and target annual long-term incentive award values are set at competitive levels.
          Our Compensation Committee has taken the following steps to ensure that our executive compensation and benefit program is consistent with both our compensation philosophy and our corporate governance guidelines:
•	maintained a practice of reviewing the performance and determining the total compensation earned, paid or awarded to our Chief Executive Officer independent of input from him;

•	reviewed on an annual basis the compensation for executives at similar companies that are located in San Diego, as well as those located across the United States (as covered in a compensation survey of the San Diego biotechnology industry, such as the information provided by the Biotech Education Development Coalition, or in industry-wide surveys, such as those provided by the BioWorld Executive Compensation Report or Radford);

•	reviewed on an annual basis the performance of our other named executive officers and other key employees with assistance from our Chief Executive Officer, and determined what we believe to be appropriate total compensation based on competitive levels as measured against our peer group; and

•	maintained the practice of holding executive sessions without management present at Compensation Committee meetings.
2008 Executive Compensation Program
Components of our Compensation Program.
          Our compensation program consists of three components:
•	base salary;

•	annual cash bonuses; and

•	long term incentives.

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          We also adopted a Severance Benefit Plan under which we provide post-employment severance payments and benefits in the event of termination under certain circumstances. The terms of the Severance Benefit Plan are described under the Section titled “Severance Benefit Plan.” The Committee believes that the Severance Benefit Plan provides an incentive to the named executive officers to remain with Cypress and serves to align the interests of the named executive officers and stockholders in the event of a potential acquisition of Cypress.
Base Salaries
          The Committee believes that salaries should be reasonable and similar to that of companies in our industry. Base salary is targeted at the competitive median for similar companies in the biotechnology industry. For the purpose of establishing these levels, the Compensation Committee compares our compensation structure on an annual basis with similar companies that are located in San Diego, as well as those located across the United States (as covered in a compensation survey of the San Diego biotechnology industry, such as the information provided by the Biotech Education Development Coalition, or in industry-wide surveys, such as those provided by the BioWorld Executive Compensation Report or Radford).
          Based upon its review of industry data, the Compensation Committee determined that the base salaries of the Chief Executive Officer and all other named executive officers were appropriate and necessary to attract and retain individuals of such high caliber within the biotechnology industry. The Compensation Committee reviews the salaries of the Chief Executive Officer and other executive officers each year, and such salaries may be increased based upon (i) the individual’s performance and contribution, (ii) the Company’s performance, (iii) availability of capital, and (iv) increases in median competitive pay levels. Generally, executive salaries are adjusted effective January 1 of each year.
Annual Incentive Bonus Program
          On January 25, 2008 our Compensation Committee approved a Bonus Plan for fiscal 2008, or the 2008 Bonus Plan and on April 10, 2009, our Compensation Committee approved a Bonus Plan for fiscal 2009, or the 2009 Bonus Plan. The 2008 Bonus Plan and the 2009 Bonus Plan were adopted to provide an outcome-based annual cash incentive to the officers of the Company. Payments under the 2008 Bonus Plan were, and under the 2009 Bonus Plan, if any, are, contingent upon the Company’s achievement of certain corporate objectives and the relevant officers’ continued employment with us on the date of payment, as outlined in further detail under the Section titled “Employment, Bonus And Severance Agreements.” Awards paid to our named executive officers under the 2008 Bonus Plan are set forth in the Summary Compensation Table below.
Long-term Compensation
          Long-term incentive compensation is provided through grants of options to purchase shares of our common stock to the Chief Executive Officer, other named executive officers and other employees. The stock options are intended to retain and motivate all employees to improve our long-term performance, and are common practice in our industry. Executives and other employees receive value from these grants only if our common stock appreciates over the long-term. Additionally, stock options provide a means of ensuring the retention of key executives, inasmuch as they are in almost all cases subject to vesting over an extended period of time. The Compensation Committee believes the amount and value of such grants are based upon levels similar to other companies in the biotechnology industry. All stock options are granted with an exercise price equal to prevailing market value. The stock options generally vest in increments over a period of four years.
          In general, stock options are granted each January based on a formula, and are subject to vesting based on the executive’s continued employment. Along these lines, we authorized the grant of options on the first business day in 2008 to purchase common stock to each of our officers, including Dr. Kranzler. This is done to ensure that the exercise price of our options will not be influenced by non-public information.

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          Ultimately, awards to senior executives are driven by their sustained performance over time, their ability to impact our results that drive stockholder value, their organization level, their potential to take on roles of increasing responsibility in Cypress, and competitive equity award levels for similar positions and organization levels in our peer companies.
Stock Ownership/Retention Guidelines.
          We do not require our named executive officers to maintain a minimum ownership interest in Cypress; however, we do issue stock options to our named executive officers.
Other Compensation and Perquisite Benefits.
          In addition to the principal categories of compensation described above, we provide our named executive officers with coverage under our health and welfare benefit plans, including medical, dental, vision, disability and life insurance. We also sponsor a 401(k) Plan. Our 401(k) Plan is a tax-qualified retirement savings plan pursuant to which all employees, including the named executive officers, are able to contribute up to the limit prescribed by the Internal Revenue Code on a before-tax basis. We match 100% of the employee’s contributions semi-annually on the last day of each of June and December in Cypress stock which is valued as of the contribution date. All contributions made by the participant vest immediately and the matching contribution of Cypress stock (i) becomes fully vested six months after the contribution date for employees with less than five years of employment with us and (ii) becomes fully vested immediately upon the contribution date for employees with five years or more of employment with us.
          These benefits are designed to retain the services of our employees and we believe they are appropriate given our overall compensation package. Our Chief Executive Officer has also negotiated additional benefits, which are outlined in his employment agreement and are described under the heading “Employment, Bonus And Severance Agreements.”
Compensation of the Chief Executive Officer
          We meet each year to evaluate the performance of the Chief Executive Officer, the results of which are used to determine his compensation. Dr. Kranzler’s base salary for 2008 was set at $578,112, based on a 5% cost of living adjustment from his base salary in 2007. In connection with our annual option grants to all employees, we granted an option to purchase 397,549 shares of common stock at an exercise price of $11.03 per share to Dr. Kranzler on January 2, 2008. These options vest over four years and were granted to ensure the retention of the services of Dr. Kranzler. In addition, Dr. Kranzler was granted a bonus equal to $269,920.60 based on the approval by the U.S. Food and Drug Administration of the Company’s New Drug Application for milnacipran for the management of fibromyalgia. The triggering event for such bonus is described in further detail elsewhere in this proxy under the heading, Employment, Bonus and Severance Agreements — 2008 Bonus Plan.”
Employment Agreements
          We have entered into employment agreements with our Chief Executive Officer and our Executive Vice President and Chief Commercial Officer. These agreements are described in more detail elsewhere in the proxy, including the Section titled “Employment, Bonus and Severance Agreements.” These agreements provide for severance compensation to be paid if the executives are terminated under certain conditions, such as a change in control of the Company or a termination without cause by us, each as is defined in the agreements.
Severance Benefit Plan
     In June 2004, the Company adopted the Cypress Bioscience, Inc. Severance Benefit Plan, or the severance plan, to provide severance benefits to certain eligible officers and outside directors. On December 31, 2008, the severance plan was amended and restated to clarify the application of Section 409A of the Code to the benefits that may be provided under the plan to the eligible officers and directors. Severance benefits under the severance plan are awarded on a sliding scale based on the number of years of continuous service an eligible individual has completed with the Company as of the date of service termination. Dr. Kranzler, Dr. Gendreau, Mrs. Johnson, Mr. Walsh, Mrs. Wheeler and Dr. Rao, and all of the current outside directors, are currently eligible to receive severance benefits under the severance plan. This plan is described in more detail elsewhere in the proxy, including the Section titled “Severance Benefit Plan.”

35.

Tax and Accounting Implications
     Payments made during 2008 to our executives under the various programs discussed above were made with regard to the provisions of Section 162(m) of the Internal Revenue Code. Section 162(m) of the Code limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The definition of performance-based compensation includes compensation deemed paid on the exercise of certain stock options. The exercised stock options must have an exercise price equal to the fair market value of the option shares on the grate date to qualify as performance-based compensation. Our 2000 Equity Incentive Plan is intended to ensure that the exercise of such stock options will qualify as performance-based compensation. Through December 31, 2008, this provision has not affected our tax deductions. The Committee intends to continue to evaluate the effects of the statute and any applicable regulations and to comply with Internal Revenue Code Section 162(m) in the future to the extent consistent with the best interests of Cypress.

36.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION *
     Four directors comprise the Compensation Committee: Mr. Petree (Chairman), Dr. Kalali, Mr. McGarity and Dr. Nova. The Compensation Committee is responsible for establishing and administering the Company’s executive compensation arrangements. The Compensation Committee of the Company’s Board of Directors has reviewed and discussed the foregoing Compensation Discussion and Analysis, which is required by Item 402(b) of Regulation S-K, with management. Based on our review and discussions with management, we recommend to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

*	The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Members of the Compensation Committee
Daniel H. Petree (Chair)
Amir Kalali
Jon W. McGarity
Tina Nova
COMPENSATION OF DIRECTORS
     Each of the Company’s directors may receive stock option grants under the 2000 Equity Incentive Plan, as amended. The Compensation Committee adopted resolutions providing for quarterly payments of $7,500 to each of the Company’s non-employee directors for such person’s service as a director during 2008, which includes participation by such person in the quarterly scheduled Board meetings. The Company’s Board of Directors has also approved the following payments for non-employee directors for the following services during 2008: (1) the payment of an annual retainer of $5,000 to each of the non-employee directors for such person’s service on a committee of the Board; (2) the payment of an additional $5,000 to any non-employee director who serves as chair of a committee of the Board other than the Audit Committee; and (3) the payment of an additional $10,000 to any non-employee director who serves as chair of the Audit Committee of the Board.
     In November 2008, the Company’s Board of Directors adopted resolutions revising certain components of the director compensation described above. Beginning in 2009, the annual retainer for a director’s service on the Audit and Compensation Committees are increased to $11,500 and $7,500, respectively. Similarly, a director who serves as Chairman of the Audit and/or Compensation Committee will now receive $25,500 and $13,000, respectively.
     A member of the Board will receive payment for attendance at any special meetings of either the Board or a Committee of the Board. Compensation for attendance as a Board member at special meetings of the Board or of Committees of the Board is set at $1,000 per such meeting or telephone meeting lasting more than 1 hour and up to one-half of one day in duration, and $2,000 per such meeting or telephone meeting lasting more than one-half of one day in duration. Board members who travel to attend special meetings as Board members shall also be compensated in an amount equal to $500 for travel time of up to one-half of one day and $1,000 for travel time of more than one-half of one day. Special meetings are defined as Board meetings or Committee meetings periodically scheduled between standard quarterly Board and Committee meetings. In addition, such special meeting must be called by the Chairman of the Board, the Chief Financial Officer or Chairman of the Committee, must be designated in advance as a special meeting in order to qualify for the special meeting compensation and such meeting must be in addition to the one additional meeting per quarter included as part of the Board quarterly compensation.
     In addition to the compensation listed above, the Board of Directors approved the payment of an annual retainer to the lead director of $15,000. The Board of Directors previously created the position of lead director and appointed Jean-Pierre Millon to fill such role. In November 2008, the Board of Directors approved an increase in the annual retainer paid to the lead director, such that this position will be paid an annual fee of $20,000 beginning in 2009.

37.

     During the fiscal year ended December 31, 2008, each of the Company’s non-employee directors who were members of the Board during such period received cash compensation and option grants for his or her service as a director and/or member of a committee of the Board as follows:

		Special
		Committee	Option
Name	Board Service	Service(1)	Awards(2)	Total
Roger Hawley	$30,000	$12,000	$190,290	$232,290
Amir Kalali	$30,000	$10,000	$190,290	$230,290
Jon McGarity	$30,000	$16,000	$190,290	$236,290
Jean Pierre Millon	$30,000	$36,000	$190,290	$256,290
Perry Molinoff	$30,000	$10,000	$190,290	$230,290
Tina Nova	$30,000	$10,000	$190,290	$230,290
Daniel H. Petree	$30,000	$29,000	$190,290	$249,290

(1)	Includes amounts paid for special meetings outside the quarterly meeting and meetings that included only the chairman of various committees.

(2)	Reflects compensation expense for financial reporting purposes under SFAS 123R for the year ended December 31, 2008.
     Directors who are also employees of the Company do not receive any fee for their service as directors. All of the Company’s directors are reimbursed for their out-of-pocket travel and accommodation expenses incurred in connection with their service as directors.
     The table below shows the aggregate numbers of stock awards and option awards outstanding for each non-employee director as of December 31, 2008.

Name	Number of Options
Roger Hawley	50,000
Amir Kalali	50,000
Jon McGarity	89,000
Jean Pierre Millon	89,000
Perry Molinoff	89,000
Tina Nova	50,000
Daniel Petree	89,000
     The Company’s Board of Directors has adopted resolutions providing for (1) an automatic yearly option grant for each non-employee director of 15,000 shares of the Company’s common stock and (2) an initial grant of an option to purchase 32,000 shares of the Company’s common stock to each non-employee director upon his or her initial election or appointment to the Board. The options granted to directors vest daily and ratably over one year. In January 2009, Mr. Hawley, Dr. Kalali, Mr. McGarity, Mr. Millon, Dr. Molinoff, Dr. Nova and Mr. Petree each received an automatic yearly option to purchase 15,000 shares of the Company’s common stock for his or her respective service on the Board. In November 2008, the Company’s Board of Directors approved a reduction in the yearly option grant for each non-employee director from 18,000 shares (which only occurred in 2008) to 15,000. Beginning in 2009, each non-employee director will be granted an option to purchase 15,000 shares of the Company’s common stock. The vesting for such option remains the same.
     Upon a change in control of Cypress, which includes the sale of all or substantially all of its assets, specified types of mergers, or other corporate reorganizations, all options to purchase the Company’s common stock held by its directors and officers will immediately vest.

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     In May 2004, the Company’s Board of Directors adopted the Cypress Bioscience, Inc. Severance Benefit Plan, or the severance plan, to provide severance benefits to certain eligible officers and outside directors. On December 31, 2008, the severance plan was amended and restated to clarify the application of Section 409A of the Code to the benefits that may be provided under the plan to the eligible officers and directors. Severance benefits under the severance plan are awarded on a sliding scale based on the number of years of continuous service an eligible individual has completed with the Company as of the date of service termination. All of the current outside directors are currently eligible to receive severance benefits under the severance plan. To receive severance benefits, an individual must (i) experience a covered termination, (ii) have provided service to the Company for at least one year on the date of such termination and (iii) execute a general waiver and release of claims. The severance plan supplements and provides benefits in addition to all other employment agreements, policies or practices previously maintained by Cypress. Severance benefits provided to outside directors include only accelerated vesting of options and restricted stock ranging from 25% to 100% of an individual’s unvested shares on the date of service termination.
COMPENSATION OF EXECUTIVE OFFICERS
Summary of Compensation
     The following table shows for the fiscal years ended December 31, 2008, 2007 and 2006, compensation awarded or paid to, or earned by, the Company’s Principal Executive Officer, Principal Financial Officer and its three other most highly compensated executive officers, for whom salary and bonus for services rendered to the Company was in excess of $100,000, referred to as the named executive officers:
SUMMARY COMPENSATION TABLE

				Stock Option	All Other
Name and Principal Position	Year	Base Salary ($)	Bonus($)	Awards($)(1)	Compensation ($)		Total ($)
Jay D. Kranzler	2006	$529,406	—	$2,443,948	$41,939	(2)	$3,015,293
Chief Executive Officer and Chairman of the Board	2007	$550,583	$458,837	$2,290,957	$37,439	(3)	$3,337,816
	2008	$578,112	$269,921	$2,725,261	$37,439	(4)	$3,610,732

Sabrina Martucci Johnson	2006	$247,818	—	$264,195	$15,000	(8)	$527,013
Chief Operating Officer, Chief Financial Officer and Executive Vice President	2007	$260,000	$113,750	$270,476	$15,500	(9)	$659,726
	2008	$300,301	$73,574	$406,176	$15,500	(10)	$795,551

R. Michael Gendreau	2006	$286,275	—	$253,802	$15,000	(5)	$555,077
Vice President, Development and Chief Medical Officer	2007	$297,727	$93,040	$238,924	$15,500	(6)	$645,191
	2008	$312,613	$54,707	$302,696	$15,500	(7)	$685,516

Srinivas Rao	2006	$202,995	$—	$203,210	$15,000	(11)	$421,205
Chief Scientific Officer and Director of Science and Technology	2007	$211,116	$65,974	$180,227	$15,500	(12)	$472,817
	2008	$243,838	$42,672	$252,996	$15,500	(13)	$555,006

Michael Walsh (15)	2008	$250,000	$61,250	$526,450	$15,500	(14)	$853,200
Chief Commercial Officer, Executive Vice President

(1)	These amounts reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2008 in accordance with FAS 123(R) for awards pursuant to the Company’s 2000 Equity Incentive Plan. Assumptions used in the calculation of this amount for years ended December 31, 2006, 2007 and 2008 are included in footnote 6 to the audited financial statements for the year ended December 31, 2008 in the Company’s annual report on Form 10-K filed with the SEC on March 16, 2009.

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(2)	Includes $16,939 paid by Cypress on behalf of Dr. Kranzler for life insurance and disability insurance premiums during 2006, $15,000 in contributions made by Cypress on behalf of Dr. Kranzler under the Company’s 401(k) plan during 2006 and $5,000 paid for estate planning for the year 2006.

(3)	Includes $15,500 in contributions made by Cypress on behalf of Dr. Kranzler under the Company’s 401(k) plan during 2007, $16,939 paid by Cypress on behalf of Dr. Kranzler for life insurance and disability insurance premiums and $5,000 paid for estate planning for 2007 (which amount was paid in 2008).

(4)	Includes $15,500 in contributions made by Cypress on behalf of Dr. Kranzler under the Company’s 401(k) plan during 2008, $16,939 paid by Cypress on behalf of Dr. Kranzler for life insurance and disability insurance premiums and $5,000 paid for estate planning for 2008 (which amount was paid in 2009).

(5)	Represents $15,000 in contributions made by Cypress on behalf of Dr. Gendreau under the Company’s 401(k) plan during 2006.

(6)	Represents $15,500 in contributions made by Cypress on behalf of Dr. Gendreau under the Company’s 401(k) plan during 2007.

(7)	Represents $15,500 in contributions made by Cypress on behalf of Dr. Gendreau under the Company’s 401(k) plan during 2008.

(8)	Represents $15,000 in contributions made by Cypress on behalf of Mrs. Johnson under the Company’s 401(k) plan during 2006.

(9)	Represents $15,500 in contributions made by Cypress on behalf of Mrs. Johnson under the Company’s 401(k) plan during 2007.

(10)	Represents $15,500 in contributions made by Cypress on behalf of Mrs. Johnson under the Company’s 401(k) plan during 2008.

(11)	Represents $15,000 in contributions made by Cypress on behalf of Dr. Rao under the Company’s 401(k) plan during 2006.

(12)	Represents $15,500 in contributions made by Cypress on behalf of Dr. Rao under the Company’s 401(k) plan during 2007.

(13)	Represents $15,500 in contributions made by Cypress on behalf of Dr. Rao under the Company’s 401(k) plan during 2008.

(14)	Represents $15,500 in contributions made by Cypress on behalf of Mr. Walsh under the Company’s 401(k) plan during 2008.

(15)	Mr. Walsh joined the Company in March 2008 and his annual base salary was set at $300,000.
Stock Option Grants
     The Company grants options to its executive officers under its 2000 Equity Incentive Plan, or the 2000 Plan. As of December 31, 2008, options to purchase a total of 24,166 shares were outstanding under the Company’s 1996 Equity Incentive Plan, or the 1996 Plan, which has expired so there are no new options being granted under this plan. As of December 31, 2008, options to purchase a total of 6,950,045 shares were outstanding under the 2000 Plan and options to purchase 1,024,165 shares remained available for grant under the 2000 Plan. The number of shares available for issuance under the 2000 Plan is calculated such that the total number of shares reserved for issuance under both the 1996 Plan and the 2000 Plan, in the aggregate, is increased quarterly so that the number equals 21.1% of the number of shares of the Company’s common stock issued and outstanding.

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     The following table sets forth certain information regarding options granted to the named executive officers during the fiscal year ended December 31, 2008:

			All Other
			Option
			Awards:			Grant Date
			Number of		Closing	Fair
			Securities	Exercise or	Price on	Value of
		Approval	Underlying	Base Price	Grant	Option
Name	Grant Date(1)	Date	Options(2)	of Options	Date	Awards(3)
Jay D. Kranzler	01/02/2008	12/06/2007	397,549	$11.03	$11.03	$4,384,965
Sabrina Martucci Johnson	01/02/2008	12/06/2007	75,000	$11.03	$11.03	$827,250
R. Michael Gendreau	01/02/2008	12/06/2007	36,669	$11.03	$11.03	$404,459
Srinivas Rao	01/02/2008	12/06/2007	50,000	$11.03	$11.03	$551,500
Michael Walsh	03/04/2008	03/04/2008	300,000	$8.05	$8.05	$2,415,000
	03/04/2008	03/04/2008	100,000 (4)	$8.05	$8.05	$805,000

(1)	All option grants were made in connection with the annual officer grants, which are typically approved by the Compensation Committee in the fall and awarded on the first business day of each year.

(2)	The options vest ratably and daily over a four-year period beginning on the date of grant.

(3)	Reflects the grant date fair value of the stock options as calculated in accordance with SFAS 123R using a Black Scholes option valuation model. Assumptions used in the calculation of this amount are included in footnote 6 to the audited financial statements for the year ended December 31, 2008 in the Company’s annual report on Form 10-K filed with the SEC on March 16, 2009 regarding weighted-average assumptions underlying valuation of equity awards.

(4)	The options vest in full based on the achievement of a specific amount of revenue related to the personalized medicine services that are being marketed by Cypress and that were acquired in connection with the acquisition of Proprius.
Outstanding Equity Awards
     The following table provides information concerning the number and value of unexercised options held by the named executive officers at December 31, 2008.

	Number of	Number of
	Shares	Shares
	Underlying	Underlying
	Unexercised	Unexercised
	Options	Options		Option
Name	Exercisable	Unexercisable	Option Price	Expiration Date
Jay Kranzler	211,693	—	$3.25	04/29/12
	337,874	—	$2.51	03/27/13
	477,747	—	$4.53	08/11/13
	447,316	12,268	$13.30	02/08/15
	311,866	62,716	$5.78	01/02/16
	257,538	258,599	$7.75	01/02/17
	99,047	298,502	$11.03	01/02/18
Sabrina Johnson	1,760	—	$1.41	03/20/11
	17,305	—	$3.25	04/29/12
	36,389	999	$13.30	02/08/15
	27,681	6,698	$5.78	01/02/16
	42,564	19,853	$6.06	02/01/16
	28,012	28,128	$7.75	01/02/17
	18,685	56,315	$11.03	01/02/18

41.

	Number of	Number of
	Shares	Shares
	Underlying	Underlying
	Unexercised	Unexercised
	Options	Options		Option
Name	Exercisable	Unexercisable	Option Price	Expiration Date
Michael Gendreau	1,803	—	$2.51	03/27/13
	60,418	1,658	$13.30	02/08/15
	33,302	6,698	$5.78	01/02/16
	24,765	24,868	$7.75	01/02/17
	9,135	27,534	$11.03	01/02/18
Srinivas Rao	7,500	—	$4.75	01/01/11
	28,949	—	$3.25	04/29/12
	29,071	—	$5.36	07/29/13
	34,109	0	$13.30	02/08/15
	33,302	6,698	$5.78	01/02/16
	20,859	20,946	$7.75	01/02/17
	12,457	37,543	$11.03	01/02/18
Michael Walsh	0	300,000	$8.05	03/04/18
	0	100,000	$8.05	03/04/18
Option Exercises
     The following table provides information concerning option exercises by the named executive officers during the year ended December 31, 2008.

	Number of Shares	Value Realized
Name	Acquired on Exercise	on Exercise
Jay Kranzler	96,742	$576,575
Sabrina Johnson	24,000	132,484
Michael Gendreau	—	—
Srinivas Rao	—	—
Michael Walsh	—	—
Equity Compensation Plan Information
     The following table summarizes the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2008:

Number of Shares
Remaining Available for
	Number of Shares to be	Weighted Average	Future Issuance Under
	Issued Upon Exercise of	Exercise Price of	Equity Compensation
	Outstanding Options	Outstanding Options	Plans (2)
Equity compensation plans approved by stockholders (1)	6,974,211	$7.96	1,024,165
Equity compensation plans not approved by stockholders	—	—	—

(1)	Includes the 1996 Plan and the 2000 Plan.

(2)	In February 2001, the Company’s stockholders approved a provision to amend the 2000 Plan, whereby the total number of shares reserved for issuance under the 2000 Plan and the 1996 Plan, in the aggregate, are increased quarterly such that the number equals 21.1% of the number of shares of the Company’s common stock issued and outstanding as of the end of that day.

42.

POTENTIAL PAYMENTS UPON A CHANGE IN CONTROL
     The table below reflects the amount of compensation to each of the named executive officers pursuant to each executive’s employment agreement, or in the absence of such an agreement, the Company’s Severance Benefit Plan, as amended, in the event of termination of such executive’s employment. The amount of compensation payable to each named executive officer upon termination without cause or for good reason and upon termination following a change of control is shown below. The amounts shown assume that such termination was effective as of December 31, 2008, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from Cypress.

				Life/
	Base		Healthcare	Disability	Accrued	Parachute
Name	Salary(1)	Options(2)	benefits(3)	Insurance	Vacation	Payment	Total
Jay Kranzler	$867,168	$66,479	$39,343	$33,878	$59,857	$250,000 (4)	$1,316,725

R. Michael Gendreau	$312,613	$7,100	$20,160	$—	$32,563	$—	$372,436

Sabrina Johnson	$300,301	$22,585	$17,605	$—	$—	$—	$340,491

Srinivas Rao	$243,838	$7,100	$17,209	$—	$21,092	$—	$289,239

Michael Walsh	$300,000	$—	$19,437	$—	$822	$—	$320,259

(1)	For Dr. Kranzler, the amount reflects 18 months of base salary, for all the other named executive officers, the amount reflects 12 months of base salary.

(2)	These stock options are valued using the closing price of the Company’s common stock on the NASDAQ Global Market on December 31, 2008, which was $6.84 per share, and the Company has utilized the same assumptions that it utilizes under SFAS 123R for its financial reporting.

(3)	For Dr. Kranzler, the amount reflects 2 years of healthcare benefits, for all the other named executive officers, the amount reflects 12 months of healthcare benefits.

(4)	Under Dr. Kranzler’s employment agreement, the Company pays an amount equal to any excise taxes payable by him with respect to such event and has assumed the entire payment would be required.
     In addition, upon a change in control of Cypress, which includes the sale of all or substantially all of its assets, specified types of mergers, or other corporate reorganizations, all options to purchase the Company’s common stock held by its directors and officers will immediately vest.
EMPLOYMENT, BONUS AND SEVERANCE AGREEMENTS
Employment Agreements
     In August 2003, the Company entered into an amended and restated employment agreement with Jay D. Kranzler, M.D., Ph.D., its Chairman of the Board of Directors and Chief Executive Officer, which superseded the employment agreement entered into with him in December 1995. On January 26, 2007, the Company further amended Dr. Kranzler’s employment agreement to provide that the agreement would automatically renew for one year periods unless notice is provided by either party, and on December 31, 2008, the agreement was amended further to clarify the application of Section 409A of the Code to the benefits that may be provided to Dr. Kranzler pursuant to the agreement. The amended and restated agreement provides for an annual base salary, which may be adjusted periodically in the sole discretion of the Board of Directors. As of January 1, 2009, Dr. Kranzler’s current salary was set at $601,000. In addition to his base salary, Dr. Kranzler is eligible for (i) a special cash bonus of $500,000, payable in a lump sum, upon the announcement of a strategic transaction for the development and commercialization of milnacipran approved by the Board of Directors (such bonus was paid on January 15, 2004), and (ii) an annual bonus equal to an amount up to 66 2 / 3 % of his base salary within ninety days after the end of each fiscal year. The annual bonus amount, if any, shall be based on Dr. Kranzler’s performance as evaluated by the Board of Directors in its sole discretion. Pursuant to the amended and restated agreement, Dr. Kranzler was also

43.

granted an option to purchase 500,000 shares of common stock under the 2000 Equity Incentive Plan. In addition, the Company is required to provide Dr. Kranzler with $2 million of life insurance coverage. The amended and restated agreement is terminable by Dr. Kranzler at any time upon 30 days’ prior written notice. In the event that Dr. Kranzler is terminated without cause or Dr. Kranzler terminates his employment for good reason (as set forth in the agreement), Dr. Kranzler is entitled to severance payments equal to eighteen months of his base salary, with twelve months of the base salary payable in a lump sum within ten days following the termination date, and the remaining six months of base salary payable ratably over the six months following the termination date; provided that the entire eighteen months of base salary is payable in a lump sum if the termination occurs following a change in control. In addition, in the event that Dr. Kranzler is terminated without cause or terminates his employment for good reason, Dr. Kranzler will also be entitled to (i) accelerated vesting of all of his outstanding stock options, and (ii) continued coverage under group life, health, accident, disability and hospitalization insurance at the levels in effect for Dr. Kranzler at the termination date for a period of two years. In the event that Dr. Kranzler dies, the Company is required to pay Dr. Kranzler’s legal representatives payments equal to twelve months of his base salary reduced by any amounts paid or to be paid by the insurance coverage that the Company provides for the benefit of Dr. Kranzler, including life insurance. In the event that Dr. Kranzler becomes disabled (as set forth in the agreement) and the Company elects to terminate his employment, Dr. Kranzler is entitled to receive his base salary until disability insurance payments commence, subject to maximum payments by the Company equal to twelve months of his base salary. In addition, all of Dr. Kranzler’s outstanding options will immediately vest upon his death or disability. In the event that any amounts paid to Dr. Kranzler constitute excess parachute payments under Section 280G of the Code, the Company will pay to Dr. Kranzler an amount equal to any excise taxes payable by him with respect to such payments, up to a total of $250,000.
     On February 23, 2008, the Company entered into an employment agreement with Michael J. Walsh, the Company’s Executive Vice President and Chief Commercial Officer, which became effective on March 4, 2008 when Cypress completed the acquisition of Proprius. Pursuant to his employment agreement with the Company, Mr. Walsh shall receive an annual base salary of $300,000 and shall be eligible for an annual bonus of up to 35% of his annual base salary per year. In addition, pursuant to the employment agreement, on the effective date of the employment agreement, the Company granted to Mr. Walsh an option to purchase 400,000 shares of the Company’s common stock at an exercise price equal to the closing price of such stock on the business day immediately preceding the effective date of the grant. Mr. Walsh’s employment agreement additionally provides that upon a termination of Mr. Walsh’s employment without cause or if Mr. Walsh terminates his employment with good reason, or in certain circumstances if Mr. Walsh is terminated following a change in control of Cypress, Mr. Walsh shall be entitled to the benefits outlined in the employment agreement, including a continuation of his base salary for a six-month severance period and payment of COBRA premiums for a twelve month period following termination. Mr. Walsh is also eligible for participation in the Company’s Severance Benefit Plan (he met the eligibility requirements on his first year anniversary with Cypress), and in the event of a qualifying termination of his employment for which he is eligible for benefits under the Severance Benefit Plan, Mr. Walsh will receive the benefit which is greater under either his employment agreement or the Severance Benefit Plan as to each category of benefits to which he is entitled.
Severance Benefit Plan
     In June 2004, the Company adopted the Cypress Bioscience, Inc. Severance Benefit Plan, or the severance plan, to provide severance benefits to certain eligible officers and outside directors. On December 31, 2008, the severance plan was amended and restated to clarify the application of Section 409A of the Code to the benefits that may be provided under the plan to the eligible officers and directors. Severance benefits under the severance plan are awarded on a sliding scale based on the number of years of continuous service an eligible individual has completed with the Company as of the date of service termination. Dr. Kranzler, Dr. Gendreau, Mrs. Johnson, Mr. Walsh, Mrs. Wheeler and Dr. Rao, and all of the current outside directors are currently eligible to receive severance benefits under the severance plan. To receive severance benefits, an individual must (i) experience a covered termination, (ii) have provided service to the Company for at least one year on the date of such termination and (iii) execute a general waiver and release of claims. The severance plan supplements and provides benefits in addition to all other employment agreements, policies or practices previously maintained by Cypress. Covered terminations for officers include a termination without cause or a resignation for good reason. Covered terminations for outside directors include selected board service terminations. All severance benefits provided to officers under the severance plan include a cash payment ranging from three to twelve months of base salary, health benefit continuation coverage ranging from three to twelve months and accelerated vesting of options and restricted stock ranging from 25% to 100% of an individual’s unvested shares on the date of service termination. Officers receive the maximum severance benefits on a covered termination in connection with a change in control of Cypress. Severance benefits provided to outside directors include only accelerated vesting of options and restricted stock ranging from 25% to 100% of an individual’s unvested shares on the date of service termination.

44.

Bonus Plans
2006 Bonus Plan
     On February 17, 2006, the Company’s Compensation Committee adopted a Bonus Plan for the Company’s officers to provide the officers an outcome-based annual cash incentive. Pursuant to the Bonus Plan, the officers were eligible to receive cash bonuses up to between 25% to 66 2/3% of base salary, depending on the applicable participant’s position, for the year ending December 31, 2006. The bonuses were contingent upon the Company’s achievement of certain corporate goals related to new product opportunities and an increase in stockholder value. No payments were made to any of the eligible participants under the 2006 Bonus Plan because all the corporate goals that had been established by the Compensation Committee were not achieved.
2007 Bonus Plan
     On October 27, 2006, the Company’s Compensation Committee approved a Bonus Plan for its officers for the year 2007, referred to as the 2007 Bonus Plan. The 2007 Bonus Plan was adopted to provide an outcome-based annual cash incentive to the Company’s officers. Payments under the 2007 Bonus Plan were contingent upon Cypress’ achievement of certain corporate objectives described below, and the relevant officers’ continued employment with the Company on the date of payment.
     The 2007 Bonus Plan included a “primary” 2007 corporate objective, which was achievement of statistical significance in the results for the on-going second Phase III clinical trial evaluating milnacipran for Fibromyalgia Syndrome, as evidenced by a top-line data announcement of such results to the public (the “Milnacipran Objective” ). Bonuses payable for achievement of the Milnacipran Objective would equal 100% of the Target Bonus amounts defined below.
     The 2007 Bonus Plan also included two “annual” 2007 corporate objectives: (i) completion of a major corporate event as determined by the Committee, such as an in-license or product acquisition, referred to as the Major Event Objective and (ii) an increase in stockholder value, defined as an average 50% or greater increase in Cypress’ stock price from the December 31, 2006 closing price for any 20 consecutive trading days and on December 31, 2007, referred to as the Shareholder Value Objective. Bonuses payable for achievement of the Major Event Objective would equal 70% of the Target Bonus. Bonuses payable for achievement of the Shareholder Value Objective would equal 30% of the Target Bonus.
     Achievement of, and payment for, each of the foregoing objectives were considered independently. However, even in the event that more than one objective is achieved, the aggregate bonuses payable would not be greater than 125% of the Target Bonus. The “Target Bonus” for each of the Company’s officers covered under the 2007 Bonus Plan were as follows, with any such bonus calculated based on annual base salaries as of the earlier of the achievement of the relevant objective or December 31, 2007:

Officer	Target Bonus
Jay D. Kranzler	66 2/3% x annual base salary
Sabrina Martucci Johnson	35% x annual base salary
R. Michael Gendreau	25% x annual base salary
Srinivas Rao	25% x annual base salary
Denise Wheeler	25% x annual base salary (prorated to reflect part-time status)

45.

     In January 2008, the Company’s Board of Directors reviewed whether Cypress had achieved the Shareholder Value Objective. The Board determined that, although the Shareholder Value Objective had not technically been achieved, the Company’s performance during 2007 with respect to the Shareholder Value Objective merited payment of the applicable bonus equal to 30% of the Target Bonus for each of the officers as follows:

Officer	Bonus Amount Paid for Shareholder Value Objective
Jay D. Kranzler	$91,782.15
Sabrina Martucci Johnson	$22,750.06
R. Michael Gendreau	$18,607.92
Srinivas Rao	$13,194.72
Denise Wheeler	$ 9,772.34
2008 Bonus Plan
     In January 2008, the Company’s Compensation Committee approved the 2008 Bonus Plan for its officers for the year 2008. The 2008 Bonus Plan was adopted to provide an outcome-based annual cash incentive to the Company’s officers. Payments under the 2008 Bonus Plan, if any, are contingent upon Cypress’ achievement of certain corporate objectives described below, and the relevant officers’ continued employment with the Company on the date of payment.
     The 2008 Bonus Plan includes a “primary” 2008 corporate objective, which is obtaining U.S. Food and Drug Administration approval for a New Drug Application for milnacipran for Fibromyalgia Syndrome (the “2008 Milnacipran Objective”). Bonuses payable for achievement of this objective would equal 70% of the 2008 Target Bonus amounts defined below.
     The 2008 Bonus Plan also includes an “annual” 2008 corporate objective, which is completion of a major corporate event as determined by the Committee, such as an in-license or product acquisition. Bonuses payable for achievement of this objective would equal 30% of the 2008 Target Bonus (as described below).
     The 2008 Target Bonus for each of the officers covered under the 2008 Bonus Plan was as follows, with any such bonus to be calculated based on annual base salaries as of the earlier of the achievement of the relevant objective or December 31, 2008:

Officer	Target Bonus
Jay D. Kranzler	66 2/3% x annual base salary
Sabrina Martucci Johnson	35% x annual base salary
Michael Walsh	35% x annual base salary
R. Michael Gendreau	25% x annual base salary
Denise Wheeler	25% x annual base salary (prorated to reflect part-time status)
Srinivas Rao	25% x annual base salary
     On January 16, 2009, the Company’s Compensation Committee met to discuss whether Cypress had achieved the 2008 Milnacipran Objective. In light of the then-recent approval by the U.S. Food and Drug Administration (the “FDA”) of the Company’s New Drug Application for milnacipran for the management of fibromyalgia and in recognition of management’s diligent and consistent efforts to expedite such approval, the Compensation Committee determined that, while the 2008 Milnacipran Objective was not technically achieved because the approval by the FDA occurred in January 2009 rather than during 2008, such efforts merited payment of the bonuses related to that objective to the Company’s officers. As such, the Compensation Committee approved payment to the officers covered under the 2008 Bonus Plan of a bonus equal to 70% of the Target Bonus for each of the officers as follows:

Officer	Bonus Amount Paid for 2008 Milnacipran Objective
Jay D. Kranzler	$269,920.60
Sabrina Martucci Johnson	$ 73,573.74
R. Michael Gendreau	$ 54,707.31
Srinivas Rao	$ 42,671.75
Denise Wheeler	$ 28,730.69
Michael Walsh	$ 61,250.00

46.

2009 Bonus Plan
     On April 10, 2009, the Company’s Compensation Committee approved the 2009 Bonus Plan for its officers for the year 2009. The 2009 Bonus Plan was adopted to provide an outcome-based annual cash incentive to the Company’s officers. Payments under the 2009 Bonus Plan, if any, are contingent upon Cypress’ achievement of certain corporate objectives described below, and the relevant officers’ continued employment with the Company on the date of payment.
     The 2009 Bonus Plan includes two 2009 corporate objectives. The first corporate objective is completion of a major corporate event as determined by the Committee, such as an in-license or product acquisition. Bonuses payable for achievement of this objective would equal 50% of the 2009 Target Bonus (as described below). The second corporate objective relates to the achievement of certain commercial objectives relating to target sales details, prescription goals and diagnostic unit sales established by the Company for Savella and the Avise product line. Bonuses payable for achievement of all of these second corporate objectives would equal 50% of the 2009 Target Bonus (as defined below).
     The 2009 Target Bonus for each of the officers covered under the 2009 Bonus Plan is as follows, with any such bonus to be calculated based on annual base salaries as of the earlier of the achievement of the relevant objective or December 31, 2009:

Officer	Target Bonus
Jay D. Kranzler	66 2/3% x annual base salary
Sabrina Martucci Johnson	35% x annual base salary
Michael Walsh	35% x annual base salary
R. Michael Gendreau	25% x annual base salary
Denise Wheeler	25% x annual base salary (prorated to reflect part-time status)
Srinivas Rao	25% x annual base salary
CERTAIN TRANSACTIONS
     Cypress has entered into an employment agreement with its Chief Executive Officer, General Counsel, and Chief Commercial Officer as described under the caption “Employment, Bonus and Severance Agreements.” They have also granted stock options to the Company’s directors and executive officers. See “Compensation of Directors” and “Compensation of Executive Officers.”
     Cypress employs the services of Dr. Judy Gendreau, the wife of Dr. Michael Gendreau, Cypress’ Chief Medical Officer. Dr. Judy Gendreau was employed as a consultant from the time period extending from January 1, 2008 through December 3, 2008, and during this time, the Company paid her an aggregate of $192,553.46. As of December 4, 2008, Dr. Judy Gendreau accepted a full time position as an employee of Cypress. Her annual base salary is set at $208,750.
     In June 2004, the Company implemented the Cypress Bioscience, Inc. Severance Benefit Plan, which provides severance benefits to certain eligible officers and eligible outside directors. The Severance Benefit Plan is described in further detail under the Section “Employment, Bonus and Severance Agreements.”
     On January 25, 2008, the Company’s Compensation Committee approved a Bonus Plan for the officers of the Company for the year 2008. The Bonus Plan was adopted to provide an outcome-based annual cash incentive to the officers of the Company. Payments under the Bonus Plan, if any, are contingent upon the Company’s achievement of certain corporate objectives and the relevant officers’ continued employment with Cypress on the date of payment.
     On April 10, 2009, the Company’s Compensation Committee approved a Bonus Plan for the officers of the Company for the year 2009. The Bonus Plan was adopted to provide an outcome-based annual cash incentive to the officers of the Company. Payments under the Bonus Plan, if any, are contingent upon the Company’s achievement of certain corporate objectives and the relevant officers’ continued employment with Cypress on the date of payment.

47.

     The Company’s bylaws provide that Cypress will indemnify its directors and executive officers and may indemnify other officers, employees and other agents to the fullest extent permitted by Delaware law. The Company is also empowered under its bylaws to enter into indemnification contracts with the Company’s directors and officers and to purchase insurance on behalf of any person who the Company is required or permitted to indemnify. Cypress currently maintains directors’ and officers’ insurance coverage.
     The Company’s Audit Committee reviews and approves all related party transactions as required by Nasdaq rules.
HOUSEHOLDING OF PROXY MATERIALS
     The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
     This year, a number of brokers with account holders who are Cypress stockholders will be “householding” the proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker, direct your written request to Cypress Bioscience, Inc., Attention: Investor Relations, 4350 Executive Drive, Suite 325, San Diego, California 92121 or contact Investor Relations via telephone at (858) 452-2323. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their address and would like to request “householding” of their communications should contact their broker.
OTHER MATTERS
     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ Denise L. Wheeler
Denise L. Wheeler
General Counsel
May 5, 2009
     A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC on March 16, 2009, is available without charge upon written request to: Corporate Secretary, Cypress Bioscience, Inc., 4350 Executive Drive, Suite 325, San Diego, California 92121.

48.

Appendix A
Cypress Bioscience, Inc.
2009 Equity Incentive Plan
Adopted by the Board of Directors: January 29, 2009
Approved by the Stockholders: _______, 2009
Termination Date: January 28, 2019
1. General.
     (a) Successor to and Continuation of Prior Plans. The Plan is intended as the successor to and continuation of the Cypress Bioscience, Inc. 2000 Equity Incentive Plan (the “Prior Plan”). Following the Effective Date, no additional stock awards shall be granted under the Prior Plan. From and after the Effective Date, all outstanding stock awards granted under the Prior Plan shall remain subject to the terms of the Prior Plan. All Awards granted on or after the Effective Date of this Plan shall be subject to the terms of this Plan.
     (b) Eligible Award Recipients. The persons eligible to receive Awards are Employees, Directors and Consultants.
     (c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.
     (d) Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.
2. Administration.
     (a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).
     (b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
          (i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person; and (F) the Fair Market Value applicable to a Stock Award.

A-1.

          (ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.
          (iii) To settle all controversies regarding the Plan and Awards granted under it.
          (iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.
          (v) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.
          (vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Awards granted under the Plan into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, to the extent required by applicable law or listing requirements, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of Awards available for issuance under the Plan. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.
          (vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3.
          (viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that except with respect to amendments that disqualify or impair the status of an Incentive Stock Option, a Participant’s rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the

A-2.

limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code.
          (ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
          (x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.
     (c) Delegation to Committee.
          (i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
          (ii) Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.
     (d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.
     (e) Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to: (i) reduce the exercise price of any outstanding Options or Stock Appreciation Rights under the Plan, or (ii) cancel any outstanding Options or Stock Appreciation Rights that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event. Notwithstanding the foregoing, the Board or Committee shall have the authority, without the approval of the Company’s stockholders, to cancel outstanding Options or Stock Appreciation Rights that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange only for a nominal cash payment of consideration as necessary to effect a cancellation of the Award, provided that such cancellation is not treated as a repricing under United States generally accepted accounting principles.

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3. Shares Subject to the Plan.
     (a) Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date shall not exceed eight million (8,000,000) shares (the “Share Reserve”). For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of the Common Stock that may be issued pursuant to the Plan and does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, NASDAQ Marketplace Rule 4350(i)(1)(A)(iii), NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable stock exchange rules, and such issuance shall not reduce the number of shares available for issuance under the Plan. Furthermore, if a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan.
     (b) Reversion of Shares to the Share Reserve. If any shares of common stock issued pursuant to a Stock Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited shall revert to and again become available for issuance under the Plan. Any shares reacquired by the Company pursuant to Section 8(g) or as consideration for the exercise of an Option shall again become available for issuance under the Plan.
     (c) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.
4. Eligibility.
     (a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, Nonstatutory Stock Options and SARs may not be granted to Employees, Directors, and Consultants who are providing Continuous Services only to any “parent” of the Company, as such term is defined in Rule 405 promulgated under the Securities Act, unless such Stock Awards comply with the distribution requirements of Section 409A of the Code.
     (b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.
     (c) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Participant shall be eligible to be

A-4.

granted during any calendar year Options, Stock Appreciation Rights and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award is granted covering more than five million (5,000,000) shares of Common Stock.
5. Provisions relating to Options and Stock Appreciation Rights.
     Each Option or SAR shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Option Agreement or Stock Appreciation Right Agreement shall conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
     (a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.
     (b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price (or strike price) of each Option or SAR shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Option or SAR is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise price (or strike price) lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR if such Option or SAR is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.
     (c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The permitted methods of payment are as follows:
          (i) by cash, check, bank draft or money order payable to the Company;
          (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

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          (iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;
          (iv) if the option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or
          (v) in any other form of legal consideration that may be acceptable to the Board.
     (d) Exercise and Payment of a SAR. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.
     (e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board shall determine. In the absence of such a determination by the Board to the contrary and/or as set forth in the applicable Award Agreement, the following restrictions on the transferability of Options and SARs shall apply:
          (i) Restrictions on Transfer. An Option or SAR shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.
          (ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option or SAR may be transferred pursuant to a domestic relations order; provided, however, that if an

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Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.
          (iii) Beneficiary Designation. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate shall be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.
     (f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.
     (g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause or upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.
     (h) Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause or upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be

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in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.
     (i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR (as applicable) shall terminate.
     (j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.
     (k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR shall terminate upon the date on which the event giving rise to the termination occurred, and the Participant shall be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.
     (l) Non-Exempt Employees. No Option or SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any such vested Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt

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employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.
6. Provisions of Stock Awards other than Options and SARs.
     (a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
          (i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
          (ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.
          (iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.
          (iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.
          (v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.
     (b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award

A-9.

Agreement shall conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:
          (i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
          (ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.
          (iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.
          (iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.
          (v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.
          (vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.
     (c) Performance Awards.
          (i) Performance Stock Awards. A Performance Stock Award is a Stock Award that may vest or may be exercised contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. The maximum number of shares covered by an Award that may be granted to any Participant in a calendar year attributable to Stock Awards

A-10.

described in this Section 6(c)(i) (whether the grant, vesting or exercise is contingent upon the attainment during a Performance Period of the Performance Goals) shall not exceed five million (5,000,000) shares of Common Stock. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Stock Award to be deferred to a specified date or event. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.
          (ii) Performance Cash Awards. A Performance Cash Award is a cash award that may be paid contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. In any calendar year, the Committee may not grant a Performance Cash Award that has a maximum value that may be paid to any Participant in excess of five million dollars ($5,000,000). The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.
          (iii) Section 162(m) Compliance. Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee shall establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period, or (b) the date on which twenty-five (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction of any completion of any Performance Goals, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of Shares, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, shall determine.
     (d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this

A-11.

Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.
7. Covenants of the Company.
     (a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.
     (b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.
     (c) No Obligation to Notify or Minimize Taxes. The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.
8. Miscellaneous.
     (a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.
     (b) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.
     (c) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of

A-12.

the Stock Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.
     (d) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
     (e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
     (f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
     (g) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld

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with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.
     (h) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.
     (i) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
     (j) Compliance with Section 409A. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the Shares are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.
9. Adjustments upon Changes in Common Stock; Other Corporate Events.
     (a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 4(c) and 6(c)(i), and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. Notwithstanding the foregoing, no such adjustment shall be made to an Option if the effect of such change would cause the Option to become subject to the provisions of Section 409A of the Code.

A-14.

     (b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
     (c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the holder of the Stock Award or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board shall take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:
          (i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);
          (ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);
          (iii) accelerate the vesting of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;
          (iv) arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;
          (v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

A-15.

          (vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award, over (B) any exercise price payable by such holder in connection with such exercise.
     The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants.
     (d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.
10. Termination or Suspension of the Plan.
     (a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless terminated sooner by the Board, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
     (b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.
11. Effective Date of Plan.
     This Plan shall become effective on the Effective Date.
12. Choice of Law.
     The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.
13. Definitions. As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:
     (a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
     (b) “Award” means a Stock Award or a Performance Cash Award.
     (c) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

A-16.

     (d) “Board” means the Board of Directors of the Company.
     (e) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or similar transaction). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.
     (f) “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term shall mean, with respect to a Participant, the occurrence of any of the following events that has a material negative impact on the business or reputation of the Company: (i) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (ii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iii) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (iv) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
     (g) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
          (i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

A-17.

          (ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
          (iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;
          (iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
          (v) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.
     Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.
     (h) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
     (i) “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).
     (j) “Common Stock” means the common stock of the Company.
     (k) “Company” means Cypress Bioscience, Inc., a Delaware corporation.

A-18.

     (l) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
     (m) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of (i) any leave of absence approved by the Board or Chief Executive Officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.
     (n) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
          (i) the consummation of a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
          (ii) the consummation of a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;
          (iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
          (iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

A-19.

     (o) “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code.
     (p) “Director” means a member of the Board.
     (q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
     (r) “Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2009 provided this Plan is approved by the Company’s stockholders at such meeting.
     (s) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.
     (t) “Entity” means a corporation, partnership, limited liability company or other entity.
     (u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     (v) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.
     (w) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
          (i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

A-20.

          (ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
          (iii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
     (x) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
     (y) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
     (z) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.
     (aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
     (bb) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
     (cc) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.
     (dd) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
     (ee) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).
     (ff) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.
     (gg) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations

A-21.

promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
     (hh) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
     (ii) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.
     (jj) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).
     (kk) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; and (xxxiii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.
     (ll) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. In calculating the attainment of Performance Goals for a Performance Period, unless specified otherwise in the Award Agreement, the Board shall: (i) exclude restructuring and/or other nonrecurring charges; (ii) exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (iii) exclude the effects of changes to generally accepted

A-22.

accounting principles; (iv) exclude the effects of any statutory adjustments to corporate tax rates; and (v) exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.
     (mm) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.
     (nn) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).
     (oo) “Plan” means this Cypress Bioscience, Inc. 2009 Equity Incentive Plan.
     (pp) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).
     (qq) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.
     (rr) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).
     (ss) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.
     (tt) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
     (uu) “Securities Act” means the Securities Act of 1933, as amended.
     (vv) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.
     (ww) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

A-23.

     (xx) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.
     (yy) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.
     (zz) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).
     (aaa) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

A-24.

CYPRESS BIOSCIENCE, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 15, 2009
     The undersigned hereby appoints Jay D. Kranzler, Denise Wheeler and Sabrina Martucci Johnson, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Cypress Bioscience, Inc. (the “Company”) which the undersigned may be entitled to vote at the 2009 Annual Meeting of Stockholders of the Company to be held at the principal executive offices of the Company, 4350 Executive Drive, Suite 325, San Diego, California 92121 on Monday, June 15, 2009 at 8:30 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.
     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.
(Continued and to be Signed and Dated on the Reverse Side)

PLEASE REVIEW THE PROXY CARD AND VOTE IN ONE OF THREE WAYS:
1.	Vote by Telephone — dial toll-free 1-800-454-8683 using a touch-tone phone and follow the recorded instructions. Your shares will be voted according to your instructions. If you vote over the telephone, your vote must be received by 11:59 p.m. Eastern Time on June 14, 2009.

2.	Vote by Internet — http://www.proxyvote.com. Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 14, 2009. Have your proxy card in hand when you access the web site; follow the instructions to obtain your records, and to create an electronic voting instruction form.

3.	Vote by Mail — if you wish to vote by mail, please complete, sign and date and return the proxy card in the enclosed envelope.
ê  If voting by mail, please detach and mail  ê

Please date, sign and mail your proxy card in the envelope provided as soon as possible!
2009 Annual Meeting of Stockholders
CYPRESS BIOSCIENCE, INC.
June 15, 2009

Please mark your
☒	votes as in this
example.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTORS LISTED BELOW.
PROPOSAL 1: To elect three directors to hold office until the 2012 Annual Meeting of Stockholders.

☐		☐
	FOR all nominees listed below (except as marked to the contrary below).		WITHHOLD AUTHORITY to vote for all nominees listed below.
Nominees:	Jay Kranzler Perry Molinoff Daniel Petree
To withhold authority to vote for any nominee, write such nominee’s name below:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.
PROPOSAL 2: To approve an amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of common stock from 60,000,000 to 90,000,000 shares.

☐		☐		☐
	FOR		AGAINST		ABSTAIN
(Continued and to be dated and signed on other side)
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.
PROPOSAL 3: To approve the Company’s 2009 Equity Incentive Plan.

☐		☐		☐
	FOR		AGAINST		ABSTAIN
(Continued and to be dated and signed on other side)
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.
PROPOSAL 4: To ratify the selection of Ernst & Young LLP by the Audit Committee of the Company’s Board of Directors as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009.

☐		☐		☐
	FOR		AGAINST		ABSTAIN
(Continued and to be dated and signed on other side)

Dated
SIGNATURE(S)
Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.